Exhibit 10.237




                 U.S. TRUST CORPORATION EMPLOYEES' RETIREMENT PLAN


                              Amended and Restated
                            Effective January 1, 2001



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                                  TABLE OF CONTENTS

                                                                           Page


ARTICLE 1         HISTORY AND PURPOSE OF PLAN.................................1


ARTICLE 2         DEFINITIONS.................................................1


ARTICLE 3         MEMBERSHIP..................................................8

   3.1        Commencement of Membership......................................8
   3.2        Termination of Membership.......................................9
   3.3        Resumption of Membership after Severance Date...................9


ARTICLE 4         CREDITED SERVICE............................................9

   4.1        Service Credited as of December 31, 1975........................9
   4.2        Service Credited after December 31, 1975........................9
   4.3        Effect of Breaks in Service on Credited Service.................9
   4.4        Veterans' Rights...............................................10


ARTICLE 5         VESTING....................................................10

   5.1        Eligibility for Vested Deferred Pension........................10
   5.2        Amount and Payment of Vested Deferred Pension..................10
   5.3        Effect of Breaks in Service after December 31, 1975............11
   5.4        Restoration to Service of Vested Member........................11
   5.5        Separation of Members Without Vested Rights....................12
   5.6        Death of Vested Member.........................................12


ARTICLE 6         RETIREMENT.................................................12

   6.1        Normal Retirement..............................................12
   6.2        Early Retirement...............................................12
   6.3        Postponed Retirement...........................................13
   6.4        Disability Retirement..........................................13
   6.5        Nonforfeitability of Pensions..................................13
   6.6        Restoration to Employment......................................13


ARTICLE 7         RETIREMENT PENSIONS........................................13

   7.1        Normal Retirement Pension......................................13
   7.2        Early Retirement Pension.......................................14
   7.3        Postponed Retirement Pension...................................15
   7.4        Disability Retirement Pension..................................15
   7.5        Restoration of Retired Members to Employment...................15
   7.6        Payment of Pensions............................................15
   7.7        Maximum Pension Limitations....................................16
   7.8        Post-Retirement Increase of Benefits of Members
              Retiring before January 1, 1976................................18
   7.9        Supplemental Benefit for Certain Retired Members...............18
   7.10       Benefit Enhancement for Certain Employees......................20


ARTICLE 8         SURVIVORSHIP AND OPTIONAL PENSIONS.........................22

   8.1        Form of Payment of Pensions....................................22
   8.2        Election of Form of Payment of Pension.........................22
   8.3        Notice to Members of Election of a Form of Payment of Pension..22
   8.4        Optional Forms of Pensions.....................................23
   8.5        Death of Member's Spouse or Beneficiary........................24
   8.6        Level Income Option............................................24
   8.7        Spouse's Preretirement Survivorship Pension....................25
   8.8        Distribution requirements......................................26
   8.9        Early Distributions............................................26
   8.10       Direct Rollovers...............................................27


ARTICLE 9         CERTAIN RIGHTS AND LIMITATIONS.............................27

   9.1        Benefits Payable Solely from Trust Fund........................27
   9.2        Prohibition against Alienation of Benefits.....................27
   9.3        Incompetency...................................................28
   9.4        No Right to Continued Employment...............................28
   9.5        Payment of Taxes...............................................28
   9.6        Merger or Consolidations with Other Plans......................28
   9.7        Purchase of Annuities..........................................29
   9.8        Periods of Liquidity Shortfall.................................29


ARTICLE 10        CONTRIBUTIONS..............................................29

   10.1       Manner of Funding..............................................29
   10.2       Nature of Obligation...........................................30
   10.3       Minimum Funding Standard.......................................30
   10.4       Effect of Forfeitures..........................................30
   10.5       Non-Diversion..................................................30


ARTICLE 11        ADMINISTRATION OF THE PLAN.................................30

   11.1       Appointment of the Committee...................................30
   11.2       Duties and Powers of Committee.................................31
   11.3       Appointment of Investment Committee............................31
   11.4       Conduct of Affairs of Investment Committee.....................31
   11.5       Duties and Powers of Investment Committee......................31
   11.6       Reports to Company.............................................31
   11.7       Conduct of Affairs of Committee................................32
   11.8       Actuarial Valuations...........................................32
   11.9       Appointment of the Plan Administrator..........................32
   11.10      Duties and Powers of the Plan Administrator....................32
   11.11      Delegation of Responsibilities by the Plan Administrator.......33
   11.12      Conduct of Affairs of the Plan Administrator...................34
   11.13      Expenses and Liability.........................................34
   11.14      Indemnification of Committee and Investment
              Committee Members and Persons Serving as Plan
              Administrator..................................................36
   11.15      Claims Procedure...............................................36


ARTICLE 12        MANAGEMENT OF THE TRUST FUND...............................37

   12.1       The Trustee....................................................37
   12.2       The Trust Agreement............................................37
   12.3       Compensation and Expenses......................................37


ARTICLE 13        AMENDMENT AND TERMINATION..................................37

   13.1       Amendment of Plan and Trust....................................37
   13.2       Termination of Plan............................................38
   13.3       Special Limitation for Highly Compensated Employees............39


ARTICLE 14        OTHER PARTICIPATING COMPANIES..............................40

   14.1       Additional Participating Companies.............................40
   14.2       Withdrawal of Participating Company............................40
   14.3       Successor Companies............................................41


ARTICLE 15        TOP HEAVY PROVISIONS.......................................41

   15.1       Top Heavy Plan Requirements....................................41
   15.2       Determination of Top Heavy Status..............................41
   15.3       Minimum Vesting Requirement....................................43
   15.4       Minimum Benefit Requirement....................................43
   15.5       Limitation on Compensation and Section 415 Compensation........44
   15.6       Other Definitions..............................................44
   15.7       Applicability..................................................45


ARTICLE 16        CONSTRUCTION...............................................45

   16.1       Plan Intended to Qualify.......................................45
   16.2       Governing Law..................................................45
   16.3       Words and Headings.............................................45


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                U.S. TRUST CORPORATION EMPLOYEES' RETIREMENT PLAN



                                    ARTICLE 1
                            HISTORY AND PURPOSE OF PLAN

     This Plan is intended to provide retirement benefits to employees of U.S. Trust Corporation and any affiliated company which chooses to participate in the Plan upon their being retired after rendering productive and faithful service.

     A retirement program was initially adopted on June 2, 1939, effective as of the same date, and was amended and formally adopted by the Board of Directors of the United States Trust Company of New York on August 23, 1945, effective January 1, 1945. Under the Eighteenth Amendment and Restatement of the Plan, adopted on November 22, 1997, the name of the Plan was formally changed to the Employees' Retirement Plan of United States Trust Company of New York and Affiliated Companies.

     The Plan was most recently amended and restated on December 30, 1999, effective January 1, 1997. The Plan is hereby amended and restated effective January 1, 2001, unless otherwise provided herein, to (a) reflect the transfer of the Plan sponsorship from United States Trust Company of New York to U.S. Trust Corporation, (b) formally change the name of the Plan to the "U.S. Trust Corporation Employees' Retirement Plan," (c) reflect the merger of U.S. Trust Corporation with Charles Schwab (as hereinafter defined), (d) limit the eligibility for benefits under the formula in effect as of December 31, 2001 to individuals who become Employees of a Participating Company on or before such date, (e) embody operational changes adopted to comply with recent changes required by law, and (e) make certain other changes to the Plan.

     The rights of any person who terminated employment or who retired on or before the effective date of a particular amendment, including his eligibility for benefits and the time and form in which benefits, if any, will be paid, shall be determined solely under the terms of the Plan as in effect on the date of his termination of employment or retirement, unless such person is thereafter reemployed and again becomes a Member.

                                    ARTICLE 2
                                   DEFINITIONS

     As used in this Plan, the following terms shall have the meanings described in this Article 2:

     2.1 "Affiliated Company" means the Company, any corporation which is included in a controlled group of corporations (within the meaning of section 414(b) of the Code) which includes the Company, any trade or business (whether or not incorporated) which is under common control with the Company (within the meaning of section 414(c) of the Code), any organization included in the same affiliated service group (within the meaning of section 414(m) of the Code) as the Company and any other entity required to be aggregated with the Company pursuant to the regulations under section 414(o) of the Code. In identifying Affiliated Companies for purposes of applying the provisions of Section 7.7 with respect to the limitations on benefits, section 415(h) of the Code shall apply in conjunction with the preceding sentence.

     2.2 "Average Final Compensation" means the average Compensation of a Member for those five consecutive Plan Years, falling within the period of ten consecutive Plan Years which ends with the Plan Year in which he separates from service under Article 5 or retires under Article 6, that result in the highest such average. If the number of Plan Years during which a Member received
Compensation  is  less  than  five  Plan  Years,   the  Member's  Average  Final
Compensation shall be his average Compensation for all Plan Years during which he received Compensation.

     2.3 "Beneficiary" means any person who will receive any benefits which become payable under the Plan upon the Member's death in the case of a Member who elects to have his Pension paid under Option 2 of Section 8.4.

     2.4 "Board of Directors" means the Board of Directors of the Company and such committees thereof as it may from time to time appoint to act on its behalf with respect to the Plan.

     2.5 "Break in Service" means any Computation Period during which an Employee is credited with not more than 500 Hours of Service.

     2.6 "Charles Schwab" means The Charles Schwab Corporation and any corporation which is included in a controlled group of corporations (within the meaning of section 414(b) of the Code) which includes The Charles Schwab Corporation, any trade or business (whether or not incorporated) which is under common control with the The Charles Schwab Corporation (within the meaning of section 414(c) of the Code), any organization included in the same affiliated service group (within the meaning of section 414(m) of the Code) as The Charles Schwab Corporation and any other entity required to be aggregated with The Charles Schwab Corporation pursuant to the regulations under section 414(o) of the Code.

     2.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.8 "Committee" means the administrative  committee  appointed by the Board
of   Directors   to  have  the   powers,   and  to  carry  out  the  duties  and
responsibilities, set forth in Section 11.2.

     2.9 "Company" means U.S. Trust Corporation, and any corporation succeeding to its rights and assuming its obligations hereunder as provided in Section 14.3.

     2.10 "Compensation" for a Plan Year means the annual rate of base pay, including a shift differential, that the Employee was receiving from a Participating Company, for personal services rendered, as of the final day of such Plan Year, except that for the Plan Year in which the Employee separates from service under Article 5 or retires under Article 6, "Compensation" shall mean the annual rate of base pay that the Employee was receiving from a Participating Company, for personal services rendered, as of the day immediately preceding the date on which he so separated from service or retired. Compensation shall be determined before reduction for any contributions made on behalf of the Employee in accordance with the Employee's election pursuant to a cash or deferred arrangement qualified under section 401(k) of the Code, or in accordance with the Employee's election relating to the payment of medical, dental, or dependant care coverage pursuant to a cafeteria plan described in section 125 of the Code, or in accordance with the Employee's election relating to amounts that are not includable in the gross income of the Employee by reason of Code Section 132(f)(4), and before reduction for any deductions for taxes or other items withheld. Compensation shall not include any overtime pay, bonuses or special pay, but shall include shift differentials, except that for purposes of determining Average Final Compensation, the definition of Compensation for a prior Plan Year shall include a shift differential only if the Participant was entitled to a shift differential on the last day of such Plan Year.

     Notwithstanding the above, in the case of an Employee who has incurred a Total Disability, for Plan Years ending after the date on which such Total Disability arose (the "Total Disability Date"), the Employee's "Compensation" shall be his Compensation, as determined above, as of the day immediately preceding his Total Disability Date.

     For each Plan Year, the amount of Compensation taken into account under the Plan for any Employee shall not exceed the limitation on such amount imposed by section 401(a)(17) of the Code in effect for such Plan Year ($170,000 for 2001 and effective for Plan Years beginning on or after January 1, 2002, $200,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B) as in effect for the applicable Plan Year).

     Notwithstanding the above, effective for Plan Years beginning on and after January 1, 1994, the section 401(a)(17) limitation shall not be applied to reduce the amount of the Pension payable under the Plan to a Member below the amount equal to the sum of (a) the amount of the Pension that would be payable to such Member under the Plan as of December 31, 1993, computed as if such Member had separated from service under Article 5 or retired under Article 6, as applicable, on December 31, 1993 and (b) the amount of the Pension payable to such Member computed under Article 5 or Article 7, as applicable, taking into account only Compensation received, and Years of Service and units of Credited Service earned, for Plan Years beginning on and after January 1, 1994. In applying the preceding sentence, the amount in clause (a) thereof shall not be less than the amount of the Pension that would be payable to the Member under the Plan as of December 31, 1988, computed without regard to the section 401(a)(17) limitation, and computed as if such Member had separated from service under Article 5 or retired under Article 6, as applicable, on December 31, 1988.

     2.11 "Computation Period" means the 12 consecutive month period commencing with the date on which a person first became an Employee and each successive 12 consecutive month period commencing on the anniversary thereof. With respect to a person who suffers a Break in Service after incurring a Severance Date, the Computation Period shall be the 12 consecutive month period commencing with the date upon which he last became an Employee and each successive 12 consecutive month period commencing on the anniversary thereof.

     2.12 "Covered Compensation" means, for any Member in any Plan Year, the average of the Taxable Wage Bases (as hereinafter defined) in effect for each calendar year during the 35 year period ending with the last day of the calendar year in which the Member attains or will attain his Social Security Retirement Age. In determining a Member's Covered Compensation for a Plan Year, the Taxable Wage Base for such Plan Year and any subsequent Plan Year shall be equal to the Taxable Wage Base in effect at the beginning of such Plan Year. A Member's Covered Compensation for a Plan Year after the 35 year period described above is the Covered Compensation for the Plan Year in which the Member attained his Social Security Retirement Age. A Member's Covered Compensation shall be redetermined each Plan Year, as described above, to reflect any change in the Taxable Wage Base. For purposes of this definition, the Taxable Wage Base in a given calendar year is the maximum amount of compensation which may be considered wages for such year under section 3121(a)(1) of the Code.

     2.13 "Credited Service" means that period of employment for which a Member is entitled to receive units of credit under the Plan as provided in Article 4 for the purpose of computing the Member's accrued benefits under the Plan.

     2.14 "Earliest Payment Date" means the first date as of which a Member who has separated from service under Article 5 or who has retired under Article 6 may elect to have the payment of his Pension commence under the Plan.

     2.15 "Effective Date" of the Plan means January 1, 1945. The Plan as amended and restated herein is effective as of January 1, 1997, except as otherwise provided herein.

     2.16 "Employee" means any person who is employed by an Affiliated Company; provided, however, that the term Employee shall not include any person who is treated as a "leased employee" of any Affiliated Company under section 414(n)(2) of the Code.

     2.17 "Equivalent Actuarial Value" means, except as otherwise specified below, equivalent value determined on the basis of the conversion factors contained in Appendix A attached hereto.

     For purposes of Sections 5.4, 7.3, 7.5 and 8.7(c), the term "Equivalent Actuarial Value" means equivalent value determined on the basis of the following assumptions, and for purposes of Section 15.2(e) the actuarial assumptions to be utilized in computing the Present Value of Accrued Benefits shall be the following: (1) life expectancy based on the UP-84 mortality table; and (2) an interest rate of seven percent (7%) per year.

     For purposes of Section 7.7(c), the term "Equivalent Actuarial Value" means equivalent value determined on the basis of the following assumptions: (a) life expectancy based on the mortality table described in section 415(b)(2)(E)(v) of the Code; and (b) an interest rate of five percent (5%) per year in the case of any adjustment of a benefit, or the limitation of any form of benefit, which is a non-decreasing annuity, or the "applicable interest rate", as defined below, in any other case.

     For  purposes  of Sections  7.6 and 8.7(d)  and, to the extent  applicable,
Section  8.6,  and for  valuing  the  lump  sum  payment  described  in  Section
7.10(a)(3), the term Equivalent Actuarial Value means equivalent value determined on the basis of the following assumptions: (i) life expectancy based on the mortality table described in section 417(e)(3)(A)(ii)(I) of the Code; and
(ii) the "applicable interest rate". For purposes of this Section 2.17, the "applicable interest rate" shall mean the interest rate specified by the Internal Revenue Service under section 417(e)(3)(A)(ii)(II) of the Code for the month of August preceding the Plan Year in which the Equivalent Actuarial Value in question is being determined.

     2.18 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     2.19 "Executive/Policy-Making Member" means any Member who (a) for the two year period immediately preceding his Normal Retirement Date has been employed in a bona fide executive or high policy-making position and (b) is entitled, as of his Normal Retirement Date, to immediate nonforfeitable annual retirement benefits aggregating at least $44,000 (or such other dollar amount as may be prescribed by law) from the Plan, the U.S. Trust Corporation 401(k) Plan and any other deferred compensation plan of a Participating Company (other than amounts attributable to his voluntary contributions).

     2.20 "Former Member" means a person who at the time he ceased to be a Member was entitled to a Pension under Article 5 or Article 6.

     2.21 "Hour of Service", with respect to any Computation Period or Plan Year, as the case may be, shall mean the following:

          (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliated Company.

          (b) Each hour for which an Employee is paid, or entitled to payment, directly or indirectly (through an insurer, trust fund or otherwise) by an Affiliated Company for a period of time during which no duties are performed (irrespective of whether he has ceased to be an Employee) on account of vacation, holiday, illness, incapacity, disability, layoff, or jury duty. It is provided, however, that except as otherwise required by law, (1) no more than 501 hours shall be credited under this subsection (b) for any single continuous period, (2) no such hours shall be credited under this subsection (b) if such payment is made under a plan maintained solely for the purpose of complying with the applicable worker's compensation, disability insurance or unemployment compensation laws, and (3) no such hours shall be credited under this subsection (b) for any payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

          (c) Each hour for which back pay, irrespective of mitigation of damages, is awarded or agreed to by an Affiliated Company, exclusive of hours previously credited under subsection (a) or (b), immediately above. No more than 501 hours shall be credited under this subsection (c) for any single continuous period.

          (d) The number of Hours of Service to be  credited  under  subsections
     (a), (b) and (c) above, and the periods to which Hours of Service are to be credited under subsections (a), (b) and (c) above, shall be determined under the rules set forth in Section 2530.200b-2(b) and (c) of the regulations issued by the U.S. Department of Labor, as the same may be amended from time to time.

          (e) In the case of any Employee who incurs any Leave (whether paid or unpaid), including a maternity or paternity absence described in section 411(a)(6)(E)(i) of the Code and any Leave which is subject to the requirements of the Family and Medical Leave Act of 1993, the Employee shall be credited, for the period during which he is on such Leave, with the number of Hours of Service with which he would normally have been credited for such period under the Plan but for such Leave, as determined by the Plan Administrator. In the case of any Employee who has incurred a Total Disability, the Employee shall be credited, for the period during which he is Totally Disabled, with the number of Hours of Service with which he would normally have been credited during such period under the Plan but for his absence from active employment due to such Total Disability, as determined by the Plan Administrator. It is provided, however, that the Employee shall not be credited with any Hours of Service under the preceding sentence which are otherwise credited to such Employee under subsection (b) above for the period during which he is Totally Disabled.

          (f) Notwithstanding the foregoing, for the purposes of determining the number of Hours of Service with which the Employee is to be credited in any Computation Period or Plan Year, as applicable, an Employee shall be credited with a number of Hours of Service computed (i) for purposes of
     Section 3.1, by crediting the Employee with 190 Hours of Service for each month in which he would be required to be credited with an Hour of Service under subsections (a) through (e) above, and (ii) for all other purposes, by dividing by seven the number of days in such Computation Period or Plan Year, as applicable, for which the Employee would otherwise be credited with at least one Hour of Service under subsections (a) through (e) above and multiplying the result by 45.

     2.22 "Investment Committee" means the Retirement and 401(k)/ESOP Investment Committee appointed under Section 11.3.

     2.23 "Joint and Survivor Pension" means a Pension payable to a Former Member during his lifetime, with a survivorship Pension payable after the death of such Former Member to his spouse on his Pension Starting Date who survives him for such spouse's life (regardless of such spouse's remarriage after his death) in the amount of 50% of the Pension paid to the Former Member prior to his death.

     2.24 "Leave" means any period during which a person is an Employee but is absent from active employment pursuant to an authorized leave of absence, approved by an Affiliated Company on a nondiscriminatory basis under rules uniformly applicable to all Employees similarly situated, for a period not to exceed five years.

     2.25 "Member" means any person included in the membership of the Plan pursuant to Article 3.

     2.26 "Normal Retirement Date" means, for any Member, the first day of the calendar month coinciding with or immediately following the later of (a) the 65th anniversary of his birth or (b) the fifth anniversary of the date on which he became a Member.

     2.27 "Participating Company" means the Company and any other Affiliated Company participating in this Plan pursuant to Article 14 until such time as such Affiliated Company ceases to participate in the Plan pursuant to Article
14. Appendix B provides a list of Participating Companies as of the date this amended and restated Plan is executed.

     2.28 "Pension" and "Normal Retirement Pension" means a level annual retirement income payable under this Plan in monthly installments to a Former Member, or his spouse, only during the lifetime of the same, with no minimum number of monthly payments guaranteed.

     2.29 "Pension Starting Date" means the date as of which the payment of a Member's Pension is to commence, as determined under Section 7.6.

     2.30 "Plan" means the U.S. Trust Corporation Employees' Retirement Plan, as described herein and as may hereafter be amended.

     2.31 "Plan Administrator" means the person or persons appointed by the Committee to have the powers, and to carry out the duties and responsibilities, set forth in Section 11.10.

     2.32 "Plan Year" means the calendar year.

     2.33 "Prior Service" means service credited to an Employee under this Plan for service with an entity that was acquired by or merged with the Company, as set forth in Appendix B.

     2.34 "Severance Date" means the first date as of which the Employee is no longer in the employ of any Affiliated Company. An Employee shall not be treated as having incurred a Severance Date as a result of his absence from work unless such absence is due to his resignation, discharge, retirement, or death. However, an Employee who is on a Leave shall be treated as having incurred a Severance Date (and as having ceased to be an Employee) (a) as of the expiration of such Leave, unless prior to such expiration he resumes his active employment with an Affiliated Company, or (b) at such earlier time as he notifies, in writing, the Affiliated Company with which he was last in active employment that he does not intend to resume his active employment at the expiration of such Leave.

     2.35 "Social Security Retirement Age" shall have the same meaning as is assigned to such term under section 415(b)(8) of the Code.

     2.36 "Spouse's Preretirement Survivorship Pension" means a Pension payable after the death of a Member to the Member's surviving spouse for life (regardless of the spouse's remarriage after the Member's death) in the amount hereinafter determined, based upon the Member's units of Credited Service and Final Average Compensation as of the date of his death.

          (a) Death After Becoming Entitled to Retire Under Article 6. In the case of a Member who dies after becoming entitled to retire under Article 6, other than Section 6.2(b) thereof, but before the payment of his Pension has commenced, the Spouse's Preretirement Survivorship Pension shall be based on the Pension which would have been payable to such surviving spouse if (1) on the day immediately preceding the date of his death, the Member had retired and the payment of his Pension had commenced in the form described in Option 1 in Section 8.4, with a 100% survivor annuity, and (2) the Member's Pension referred to in clause (1) had been computed without the reductions described in Section 7.2(a)(2), if otherwise applicable.

          (b) Death Prior to Becoming Entitled to Retire Under Article 6. In the case of a Member who dies before becoming entitled to retire under Article 6, other than Section 6.2(b) thereof, and before the payment of his Pension has commenced, but after his Earliest Payment Date, the Spouse's Preretirement Survivorship Pension shall be based on the Joint and Survivor Pension which would have been payable if the Member had incurred a Severance Date and payments under the Joint and Survivor Pension had commenced immediately preceding the date of his death. In the case of a Member who dies before becoming entitled to retire under Article 6 and on or before his Earliest Payment Date, the Spouse's Preretirement Survivorship Pension shall be based on the Joint and Survivor Pension which would have been payable if the Member had incurred a Severance Date on the earlier of the date of his death or his actual Severance Date, survived until his Earliest Payment Date, begun receiving payments under the Joint and Survivor Pension on his Earliest Payment Date, and died on the following day. This subsection (b) shall apply in the case of a Member who dies after becoming entitled to retire under Section 6.2(b) but before becoming entitled to retire under any other provision of Article 6.

     2.37 "Total Disability" means a mental or physical disability which entitles a Member to receive a benefit under the long-term disability plan maintained by the Affiliated Companies.

     2.38 "Trustee" means the United States Trust Company of New York, as trustee, and any additional or successor trustee or trustees, who may from time to time act as trustee of the Trust Fund pursuant to Article 12.

     2.39 "Trust Fund" means the contributions deposited with and held by the Trustee pursuant to Article 12, any property into which the same or any part thereof may be converted, and any appreciation therein and interest thereon.

     2.40 "Year of Service" means any Computation Period during which an Employee is credited with 1,000 or more Hours of Service.

                                    ARTICLE 3
                                   MEMBERSHIP

     3.1 Commencement of Membership. Each Employee who was a Member on December 31, 1986 shall continue as a Member. Each other Employee shall become a Member on the January 1 or July 1 immediately following the date on which he first satisfies each of the following conditions: (a) he receives a stated compensation from a Participating Company other than a pension, severance pay, retainer or fee under contract, (b) he has completed, or is scheduled to complete, at least one Year of Service, and (c) he has attained age 21.

     An Employee who receives credit for Prior Service for purposes of eligibility to participate in the Plan shall become a Member on the first day of the month coincident with or next following the later of (i) the date he becomes an Employee or (ii) the date he meets the conditions in (a), (b) and (c) above, taking into account Prior Service.

     Notwithstanding the foregoing, no individual who becomes an Employee after December 31, 2001 shall become a Member unless the Company amends the Plan in accordance with Section 13.1 to provide for such Employee's membership in the Plan on such terms and condition as the Company in its sole discretion may establish.

     3.2 Termination of Membership. An Employee's membership in the Plan shall terminate:

          (a) on the Employee's Severance Date;

          (b) Subject to Section 5.1, on the date an Employee transfers employment from a Participating Company directly to Charles Schwab.

     3.3 Resumption of Membership after Severance Date. If an Employee's membership in the Plan is terminated in accordance with Section 3.2(a) on account of his incurring a Severance Date, or Section 3.2(b) on account of his transferring employment directly to Charles Schwab, and he again becomes an Employee of a Participating Company, his membership in the Plan shall resume as of the date on which he again becomes such an Employee.

                                    ARTICLE 4
                                CREDITED SERVICE

     4.1 Service Credited as of December 31, 1975. Each person who was a Member on or prior to December 31, 1975 shall, for purposes of this Article, be credited with one unit (or fraction thereof to the next higher one-tenth) of Credited Service with respect to service performed prior to January 1, 1976 for each 12 month period of employment with a Participating Company (or part thereof) with which each such Member was credited as of December 31, 1975 under the terms of the Plan as in effect on that date.

     4.2 Service Credited after December 31, 1975. Each Employee of a Participating Company who is a Member at any time during a Plan Year commencing after December 31, 1975 shall be credited with a unit or part thereof of Credited Service for each such Plan Year, computed by dividing by 2,000 the number of Hours of Service credited to him as an Employee of a Participating Company for only the days falling in such Plan Year during which he is a Member (not in excess of 2,000 Hours of Service), and increasing the resulting fraction to the next higher one-tenth.

     It is provided, however, that each person who ceased to be a Member for any reason at any time prior to January 1, 1988 shall not be entitled to any Credited Service he had otherwise earned for periods after he had attained his Normal Retirement Date unless he was thereafter employed by a Participating Company on or after January 1, 1988 and has at least one Hour of Service in a Plan Year beginning on or after January 1, 1988, in which case he shall be credited with units of Credited Service in accordance with the above paragraph of this Section 4.2 with respect to all periods (including periods after such Member's Normal Retirement Date).

     4.3 Effect of Breaks in Service on Credited Service. If a Member incurs a Severance Date after December 31, 1975 and thereby ceases to be a Member, and subsequent to such Severance Date he again becomes a Member, all units of Credited Service with which the Member was credited prior to such Severance Date shall be taken into account under the Plan. It is provided, however, that if upon his again becoming an Employee after such Severance Date the Years of Service he performed prior to such Severance Date are not taken into account for purposes of Section 5.1 by reason of Section 5.3 (as in effect on the date he again became an Employee), the units of Credited Service earned by such Member prior to such Severance Date shall not be taken into account under the Plan.

     4.4 Veterans' Rights. Notwithstanding any provision of this Plan to the contrary, benefits and service credit with respect to qualified military service will be provided in accordance with Code section 414(u).

                                   ARTICLE 5
                                    VESTING

     5.1 Eligibility for Vested Deferred Pension. A Member who ceases to be an Employee for any reason other than his death and is not entitled to retire under
Article 6 shall be entitled to receive a vested deferred Pension if he is credited with five or more Years of Service for Computation Periods during which he was at least age 18.

     For purposes of this Section 5.1, Years of Service shall include Prior Service. With respect to an Employee of Charles Schwab who transfers employment directly to a Participating Company, Years of Service shall include service with Charles Schwab.

     5.2 Amount and Payment of Vested Deferred Pension. The vested deferred Pension payable under Section 5.1 shall be a deferred Pension equal to the Pension a Member would have been entitled to receive had he remained a Member in the Plan at all times through his Normal Retirement Date, computed in accordance with Section 7.1 (based on his Average Final Compensation as of the date on which he ceased to be an Employee and the number of units of Credited Service he would have earned to his Normal Retirement Date, not in excess of 35 units, including all units of Credited Service he had earned as of his Severance Date and determined by assuming that the Member had remained both an Employee of a Participating Company and a Member in the Plan during the period which begins on the Member's Severance Date and ends on his Normal Retirement Date), multiplied by a fraction (x) the numerator of which is the number of Years of Service credited to the Member as of his Severance Date and (y) the denominator of which is the number of Years of Service that would have been credited to the Member to his Normal Retirement Date (including all Years of Service he had earned as of his Severance Date, and determined by assuming that he had remained an Employee of an Affiliated Company for the period which begins on his Severance Date and ends on his Normal Retirement Date).

     Notwithstanding the foregoing, Prior Service credited to a Member pursuant to Section 5.1 and Appendix B, including service with Charles Schwab, shall not be taken into account for purposes of determining the amount of vested deferred Pension under this Section 5.2.

          (a) Vested Members with less than 20 Years of Service. A Member eligible for a vested deferred Pension under Section 5.1 who has completed less than 20 Years of Service as of the date he ceased to be an Employee shall be entitled to receive a vested deferred Pension, commencing on the first day of the month immediately following his Normal Retirement Date, in the amount prescribed in this Section 5.2.

          (b) Vested Members with 20 or more but less than 25 Years of Service. A Member eligible for a vested deferred Pension under Section 5.1 who has completed 20 or more but less than 25 Years of Service as of the date he ceased to be an Employee shall be entitled to receive a vested deferred Pension, commencing on the first day of the month coinciding with or immediately following the date on which he attains age 60 (or such later date, but not later than the first day of the month immediately following the Member's Normal Retirement Date, as he may elect) in the amount prescribed in this Section 5.2, but actuarially reduced to an amount of Equivalent Actuarial Value to the payments he would have received if payment of his vested deferred Pension had started on his Normal Retirement Date.

          (c) Vested Members with 25 or more Years of Service. A Member eligible for a vested deferred Pension under Section 5.1 of this Article who has completed 25 or more Years of Service as of the date he ceased to be an Employee shall be entitled to receive a vested deferred Pension, commencing on the first day of the month coinciding with or immediately following the date on which he attains age 55 (or such later date, but not later than the first day of the month immediately following the Member's Normal Retirement Date, as he may elect), in the amount prescribed in this Section 5.2, but actuarially reduced to an amount of Equivalent Actuarial Value to the payments he would have received if payment of his vested deferred Pension had started on his Normal Retirement Date.

The Plan Administrator shall advise the Member in writing as to the earliest date on which payment of his deferred vested Pension may commence.

     5.3 Effect of Breaks in Service after December 31, 1975. In computing a Member's Years of Service for purposes of Sections 5.1 and 5.2, in the case of a Member who incurs a Severance Date after December 31, 1975, the Years of Service he completed prior to such Severance Date shall, upon his again becoming an Employee, be taken into account under such Sections, except as follows:

          (a) If the Member has resumed employment with an Affiliated Company after incurring a Break in Service following such Severance Date, the Years of Service he completed before such Severance Date shall not be so taken into account until he has completed one Year of Service after so resuming employment.

          (b) If the Member was not entitled to a vested deferred Pension pursuant to Section 5.1 as of such Severance Date, and he has resumed employment with an Affiliated Company after incurring a number of consecutive Breaks in Service following such Severance Date which equals or exceeds the greater of five years or the aggregate number of Years of Service he completed before such Severance Date, the Years of Service he had completed before such Severance Date shall not be so taken into account. The number of Years of Service before any Severance Date shall not include any Years of Service which are not taken into account under Sections 5.1 and 5.2 because of the application of this provision (or because of the application of this provision as in effect on December 31,
     1984) with respect to an earlier Severance Date.

     5.4 Restoration to Service of Vested Member. If a Member who is entitled to a vested deferred Pension pursuant to Section 5.1 is restored to service as an Employee, his right to such vested deferred Pension shall be cancelled and his subsequent retirement and any Pension payable thereupon shall be governed by the provisions of this Plan then applicable to him, taking into consideration his Credited Service and, where appropriate, his Compensation, prior as well as subsequent to the date he ceased to be an Employee, but such Pension shall be actuarially reduced by the Equivalent Actuarial Value of the Pension payments (if any) previously made to the Member under this Article. The application of this Section 5.4 shall not result in a suspension of benefits within the meaning of section 411(a)(3)(B) of the Code or section 203(a)(3)(B) of ERISA, unless the requirements of the Code and ERISA which pertain to suspensions of benefits have been satisfied.

     5.5 Separation of Members Without Vested Rights. No Pension or other amount shall be paid under this Plan in respect of a person who ceases to be a Member before becoming eligible to receive a deferred vested Pension under this Article 5, or before he is eligible to retire under Article 6. Such person shall be treated as if the entire amount of the benefit under the Plan in which he was vested has been distributed to him, in a lump sum payment of zero amount, as of his Severance Date. Thereafter, notwithstanding Section 4.3, the Credited Service that such person had earned prior to his Severance Date shall be disregarded for all purposes under the Plan. However, if such person subsequently returns to employment with any Participating Company, such person shall be treated as if he has repaid the entire such lump sum payment to the Plan, as of the date on which he so returns to employment, and his Credited Service earned prior to such Severance Date shall be taken into account under the Plan, except as otherwise provided in Section 4.3.

     5.6 Death of Vested Member. Subject to Section 8.7, in the event of the death of a person entitled to a vested deferred Pension pursuant to Section 5.1 either (a) prior to the date such Pension was to commence, as provided in
Section 5.2 or (b) after such Pension was to commence and the Former Member was to receive such Pension in the form of a straight life annuity, no Pension or other amount shall be payable on the Former Member's behalf under this Article or any other provision of this Plan.

                                    ARTICLE 6
                                    RETIREMENT

     6.1 Normal Retirement. Each Member, other than an Executive/Policy-Making Member, may retire on his Normal Retirement Date unless he has retired prior to such date pursuant to Section 6.2 or 6.4. Each Executive/Policy-Making Member shall retire on his Normal Retirement Date unless he has retired prior to such date pursuant to Section 6.2 or 6.4 or unless he continues as an Employee thereafter pursuant to Section 6.3.

     6.2 Early Retirement.

          (a) Rule of 80. A Member whose combined (a) attained age (in complete years from the anniversary of the Member's birth), and (b) either Years of Service (as computed for purposes of Section 5.1) or units of Credited Service (as computed under Article 4), totals 80 or more shall be retired on the first day of the calendar month immediately following receipt by the Plan Administrator of written application for his retirement by such Member.

          (b) Age 60. Effective January 1, 1999, a Member who is an Employee of an Affiliated Company on the date he has attained age 60 and is credited with at least ten (10) Years of Service shall be retired on the first day of the calendar month immediately following receipt by the Plan Administrator of written application for his retirement by such Member.

          (c) Commencement. The Pension of a Member who retires under either of the preceding paragraphs ("early retirement") shall commence on the first day of the month immediately following the date on which he had retired, or such later date, but not later than the first day of the month immediately following the Member's Normal Retirement Date, as he may elect. The Plan Administrator shall advise the Member in writing as to the earliest date on which payment of his early retirement Pension may commence.

     6.3 Postponed Retirement. Each Member, other than an Executive/Policy-Making Member, who continues as an Employee after his Normal Retirement Date may retire on the first day of any calendar month thereafter on which the Member elects to retire. An Executive/Policy-Making Member may upon the request of the Participating Company by which he is employed and with the consent of such Executive/Policy-Making Member be continued as an Employee after his Normal Retirement Date, in each case for a period of one year, and, upon further requests and consents, for successive one year periods thereafter. An Executive/Policy- Making Member whose retirement is postponed under this Section
6.3 shall be retired at the end of the last of such one year periods, or at any earlier date not less than thirty nor more than ninety days after a written request for his retirement has been filed with the Plan Administrator by either the Executive/Policy-Making Member or the Participating Company by which he is employed.

     6.4 Disability Retirement. Any Member who has incurred a Total Disability, and who otherwise meets the requirements for retirement under Section 6.1, 6.2 or 6.3, may retire under the applicable such Section on the first day of any calendar month after he has satisfied such requirements on which he elects to retire.

     6.5 Nonforfeitability of Pensions. A Member who becomes entitled to retire under this Article 6 shall have a nonforfeitable right to a Pension under the Plan. A Member who retires under this Article 6 shall be entitled to receive a Pension, computed as under Article 7.

     6.6 Restoration to Employment. Upon the request of any Participating Company and with the consent of the Member, a Member retired pursuant to any of the preceding Sections of this Article 6 may be restored to service as an Employee. In this event his subsequent retirement shall be governed by whichever of such Sections, if any, is then applicable.

                                    ARTICLE 7
                               RETIREMENT PENSIONS

     7.1 Normal Retirement Pension. Each Member retiring after December 31, 1988 pursuant to the provisions of Section 6.1 shall receive a Pension equal to the sum of

          (a) two and one-quarter percent (2 1/4%) of the Member's Average Final Compensation, multiplied by the number of the Member's units of Credited Service not in excess of 20 units, plus

          (b) one percent (1%) of such Member's Average Final Compensation, multiplied by the number of the Member's units of Credited Service in excess of 20 units but not in excess of 35 units, reduced by

          (c) one-half of one percent (.5%) of the lesser of (1) a Member's Average Final Compensation and (2) 100% of a Member's Covered Compensation, multiplied by the number of units of Credited Service earned by the Member for up to the first 35 units of Credited Service so earned less any units of Credited Service earned prior to January 1, 1976, and further multiplied by the factor indicated below for such Member's year of birth:

                        Year of Birth             Adjustment

                        1937 and earlier            1.00
                        1938 through 1954            .95
                        1955 and later   .           .90

provided, however, that the Normal Retirement Pension of any Member calculated in accordance with the foregoing provisions of this Section 7.1 shall not be less than the Normal Retirement Pension of such Member accrued pursuant to the terms of Article VII, Paragraph A of the Plan as in effect as of December 31, 1988.

     7.2 Early Retirement Pension.

          (a) Rule of 80. Each Member retiring after December 31, 1975 pursuant to the provisions of Section 6.2(a) shall receive a Pension equal,

               (1) if the Member has attained age 60 at the time of his retirement, or if he retired prior to attaining age 60 but does not elect to have the payment of his early retirement Pension commence prior to his 60th birthday, to an amount computed in accordance with
          Section 7.1 on the basis of the Member's Average Final Compensation and units of Credited Service at the time of his early retirement, or

               (2) if the Member has not attained age 60 at the time of his retirement and elects to have the payment of his early retirement Pension commence prior to his 60th birthday, to an amount equal to the Pension which he would have been entitled to receive under subsection
          (a) above if he had attained age 60 at the time of his retirement, but computed by reducing the amounts described in subsections (a) and (b) of Section 7.1 by one-twelfth (1/12) of five percent (5%) for each month or part thereof that the commencement of such early retirement Pension precedes the Member's 60th birthday, and by reducing the amount described in subsection (c) of Section 7.1 by one-twelfth (1/12) of six percent (6%) for each month or part thereof that the commencement of such early retirement Pension precedes the Member's 60th birthday.

          (b) Age 60. Each Member retiring pursuant to the provisions of Section 6.2(b) shall receive a Pension to which the Member would be entitled under
     Section 5.2, but actuarially reduced to an amount of Equivalent Actuarial Value to the payments he would have received if payment of his vested deferred Pension had started on his Normal Retirement Date.

     7.3 Postponed Retirement Pension. A Member who is an Employee on or after January 1, 1988, and whose retirement has been postponed pursuant to Section 6.3 for a period subsequent to his Normal Retirement Date, shall receive no Pension during such period of postponement. Upon his retirement, such Member shall receive a Pension computed in accordance with Section 7.1 on the basis of the Member's Average Final Compensation and units of Credited Service at the time of his postponed retirement. Notwithstanding the above, unless the applicable requirements relating to a suspension of benefits under sections 411(a)(3)(B) of the Code and 203(a)(3)(B) of ERISA have been satisfied with respect to the Member, including any requirement that notification of such suspension be provided to the Member, the Pension payable under this Section 7.3 shall not be less than the Equivalent Actuarial Value of the Pension that the Member would have received if (a) the Member had retired on his Normal Retirement Date, (b) the payment of such Pension had commenced on the first day of the month immediately following his Normal Retirement Date, and (c) the amount of such Pension had been based on his Average Final Compensation and the number of his units of Credited Service as of his Normal Retirement Date. The amount of Pension payable under this Section shall be determined in accordance with Code
Section 411(b)(1)(H) and regulations promulgated thereunder.

     7.4 Disability Retirement Pension. Each Member retiring after December 31, 1975 pursuant to the provisions of Section 6.4 shall receive a Pension, computed in accordance with Section 7.1, 7.2 or 7.3, as applicable, on the basis of his Average Final Compensation and units of Credited Service at the time of his retirement.

     7.5 Restoration of Retired Members to Employment. If any retired Member again becomes an Employee, his Pension (if any was being paid) shall cease and any prior election under Article 8 as to the form of Pension in effect thereunder shall become void. Any Credited Service to which he was entitled when he retired shall be restored to him, and his subsequent retirement and any Pension payable thereupon shall be governed by the provisions of this Plan then applicable to him, taking into consideration his Credited Service and, where appropriate, his Compensation, prior as well as subsequent to his retirement, but such Pension shall be actuarially reduced by the Equivalent Actuarial Value of the Pension payments (if any) previously made to the Member. The application of this Section 7.5 shall not result in a suspension of benefits within the meaning of section 411(a)(3)(B) of the Code or section 203(a)(3)(B) of ERISA, unless the requirements of the Code and ERISA which pertain to suspension of benefits have been satisfied.

     7.6 Payment of  Pensions.  All  Pensions  payable  pursuant to Article 5 or
Article 6 shall, upon direction by the Plan Administrator, be paid by the Trustee. All Pensions payable under the Plan shall, except as otherwise provided under the Plan, be payable in level monthly installments, as of the first day of each month. The payment of a Pension shall commence (a) in the case of a Member who is entitled to a deferred vested Pension under Article 5, on the date provided in subsection (a), (b) or (c), as applicable, of Section 5.2, (b) in the case of a Member who takes early retirement under Section 6.2 (including a Member with a Total Disability who takes an early retirement), on the date provided in Section 6.2 or (c) in all other cases, on the first day of the month immediately following the date on which the Member retires. Payment of a Pension shall cease with the monthly payment immediately following the Member's death.

     If the Equivalent Actuarial Value of any Pension payable to a Member as computed under Article 5 or this Article 7 does not exceed $5,000 ($3500 prior to January 1, 1998) as of the Member's Severance Date, then the Plan Administrator shall direct that an amount equal to such Equivalent Actuarial Value be paid by the Trustee to such Member in a single lump sum cash payment. Such payment shall be made as soon as practicable following the Member's Severance Date.

     Unless a Member elects otherwise, notwithstanding the above, the payment of the Member's Pension shall commence not later than by the 60th day after the end of the Plan Year during which occurs the latest of (a) the Member's 65th birthday, (b) the 10th anniversary of the year in which he first became a Member, or (c) the Member's termination of employment with all Affiliated Companies.

     Before any Pension shall be paid to a Member or to the surviving spouse of a deceased Member, such Member, or his surviving spouse, as applicable, shall file with the Plan Administrator such information as the Plan Administrator shall require to establish his or her rights to benefits under the Plan.

     7.7 Maximum Pension Limitations. Notwithstanding any other provision of this Plan to the contrary, no Pension shall be payable under this Plan in excess of the limitations prescribed in this Section 7.7.

          (a) Basic Limitation. No Pension shall be paid to or on behalf of any Member which would, as of the last day of the Plan Year, annually exceed the lesser of:

               (1) 100% of the Member's average total compensation (as defined in Treas. Reg. Sec. 1.415-2(d)(1), (2), (3) and (4)) but including any elective deferrals (as defined in Code Section 402(g)(3)), any amount which is contributed or deferred by a Participating Company at the election of the Employee and which is not includable in the gross income of the Employee by reason of Code Section 125 or 457, or in accordance with the Employee's election relating to amounts that are not includible in the gross income of the Employee by reason of Code
          Section 132(f)(4) from the Participating Company or Companies by which he was employed for the three consecutive Plan Years for which the Member's total compensation (as so defined) was the highest (the "Compensation Limitation") and during which he was a Member in the Plan, or

               (2) $90,000 (the "Dollar Limitation").

     If the Member has fewer than 10 years of Plan participation, the Dollar Limitation shall be multiplied by a fraction, the numerator of which is the number of years (computed to fractional parts of a year) of participation in the Plan, and the denominator of which is 10. If the Member has fewer than 10 Years of Service, the Compensation Limitation shall be multiplied by a fraction, the numerator of which is the number of the Member's Years of Service (computed to fractional parts of a year), and the denominator of which is 10.

     The Dollar Limitation shall be adjusted annually, for Plan Years beginning after December 31, 1987, for increases in the cost of living after October 1, 1986 in accordance with the Code and applicable regulations or rulings, and, in the case of Members who have ceased to be employed by a Participating Company, the Compensation Limitation shall be adjusted annually for increases in the cost of living in accordance with the Code and applicable regulations and rulings. No such adjustment shall be taken into account hereunder before the Plan Year for which such adjustment first takes effect pursuant to such regulations or rulings.

          (b) Combined Plan Limitation. Notwithstanding subsection (a) above, for any Plan Year commencing prior to January 1, 2000, if a Member in this Plan is also a member in the U.S. Trust Corporation 401(k) Plan (formerly known as the 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies) (as in effect for the Plan Year in question or for any prior Plan Year) (the "Profit-Sharing Plan"), the sum of the Member's Retirement Plan Fraction (as defined below) and the Member's Profit-Sharing Plan Fraction (as defined below) shall not exceed 1.0 for any Plan Year, and in the event that in any Plan Year the sum of the Member's Retirement Plan Fraction and the Member's Profit-Sharing Plan Fraction exceeds 1.0, then the Pension payable under this Plan shall be reduced so that the sum of such fractions in respect of that Member will not exceed 1.0 for such Plan Year.

               (1) Retirement Plan Fraction. For purposes of this subsection, "Retirement Plan Fraction" for any Plan Year shall mean a fraction,
          (i) the numerator of which is the projected annual Pension the Member is expected to receive under the Plan determined as of the end of the Plan Year and in accordance with applicable regulations and (ii) the denominator of which is the lesser of: (A) the product of 1.25 multiplied by the Dollar Limitation in effect under subsection (a)(2) of this Section 7.7 for the Plan Year, or (B) the product of 1.4 multiplied by the amount which may be taken into account under subsection (a)(1) of this Section 7.7 for the Plan Year.

               (2) Profit-Sharing Plan Fraction. For purposes of this subsection, "Profit-Sharing Plan Fraction" for any Plan Year shall mean a fraction, (i) the numerator of which is the sum of the annual additions (as defined in section 415(c)(2) of the Code; provided, however, that the annual additions for any Plan Year beginning before January 1, 1987 shall not be recomputed to treat all contributions made on an after-tax basis by the Member as annual additions) credited to the account of the Member under the Profit-Sharing Plan for the Plan Year and for all prior Plan Years and (ii) the denominator of which is the sum of the lesser of the following amounts, determined for the Plan Year and for each prior Plan Year during which such Member was an Employee (regardless of whether the Member was a member in the Profit-Sharing Plan during any such prior Plan Year): (A) the product of 1.25 multiplied by the dollar limitation in effect under section 415(c)(1)(A) of the Code for such Plan Year (determined without regard to section 415(c)(6) of the Code), or (B) the product of 1.4 multiplied by the amount which may be taken into account under section 415(c)(1)(B) of the Code with respect to the Member for the Plan Year; provided, however, that for Plan Years ending prior to January 1, 1976 the numerator of such fraction shall in no event be deemed to exceed the denominator of such fraction, and provided further that, for any Plan Year ending after December 31, 1982, the Plan Administrator may elect to compute the Profit-Sharing Plan Fraction for each Member by applying the transitional rule set forth in section 415(e)(6) of the Code.

The Retirement Plan Fraction and Profit-Sharing Plan Fraction shall be computed with regard to the limitation described in section 415(b)(5) of the Code.

          (c) Special Rules. For purposes of this Section 7.7, in determining whether an expected Pension is within the aforesaid limitations, (1) a Pension which is paid in a form other than a straight life annuity or a qualified joint and survivor annuity (within the meaning of section 417 of the Code) shall be adjusted to a benefit which is of Equivalent Actuarial Value to such Pension, and which is payable in the form of a straight life annuity (with no ancillary benefits), (2) in the case of a Pension beginning prior to a Member's Social Security Retirement Age, the Dollar Limitation applicable to such Pension shall be reduced in accordance with applicable regulations to an amount which is equal to an annual benefit which commences at the same time as such Pension, and which is of Equivalent Actuarial Value to an annual benefit in the amount of the Dollar Limitation that commences at the Member's Social Security Retirement Age. The adjustment provided for in the preceding sentence shall be made in such manner as the applicable regulations may prescribe which is consistent with the reduction for old age insurance benefits commencing before the Social Security Retirement Age under the Social Security Act and (3) in the case of a Pension beginning after the Member's Social Security Retirement Age, the Dollar Limitation applicable to such Pension shall be increased in accordance with the applicable regulations to an amount which is equal to an annual benefit which commences at the same time as such Pension, and which is of Equivalent Actuarial Value to an annual benefit in the amount of the Dollar Limitation that commences at Social Security Retirement Age.

          (d) Special Transitional Rule for Certain Members. The limitations on the amount of any Member's Pension prescribed in this Section 7.7 shall be computed by applying the transitional rules set forth in section 1106(i)(3) and (4) of P.L. 99-514 and in section 235(g)(3) and (4) of P.L. 97-248.

     In the case of a person who was a Member in this Plan prior to September 2, 1974 and was also a Member in the Profit-Sharing Plan as of such prior date, the sum of such Member's Retirement Plan Fraction and his Profit-Sharing Plan Fraction may exceed 1.4 (as described in subparagraph (2) of Paragraph G of the Plan, as in effect on December 31, 1982), if (1) the Member's Retirement Plan Fraction is not increased, by amendment or otherwise, after September 2, 1974 and (2) no Profit-Sharing Amounts (as defined in the Profit-Sharing Plan) are contributed to or for the benefit of such Member under the Profit-Sharing Plan after September 2, 1974.

     7.8 Post-Retirement Increase of Benefits of Members Retiring before January 1, 1976. Effective April 1, 1977, the monthly installments of the benefit payable to each retired Member (including a disabled retiree) who retired on or before January 1, 1976, or to the spouse or beneficiary of such Member, as the case may be, shall be increased, as of the April 1 of each year, by an amount equal to two percent (2%) of the amount of the monthly installment of the benefit which preceded the first monthly installment of the benefit to which the increase applies.

     7.9 Supplemental Benefit for Certain Retired Members.

          (a) Retired Members (including disabled retirees) who retired on or before January 1, 1979, or the spouses or beneficiaries receiving a benefit under the Plan on account of such retired Members, shall be entitled to receive, for each monthly installment of the benefit payable to them under the Plan on or after November 1, 1980, an additional monthly supplemental benefit in an amount equal to (1) such monthly installment of the benefit, including any post-retirement increase described in Section 7.8, multiplied by (2) the applicable percentage set forth in the following table in accordance with the Member's last year of employment with the Company or an Affiliated Company prior to his retirement:

                  Year of employment
                  preceding the year
                  in which he retired                Applicable Percentage

                  1970 and earlier                              11%
                  1971                                          10%
                  1972                                           9%
                  1973                                           8%
                  1974                                           7%
                  1975                                           6%
                  1976                                           8%
                  1977                                           6%
                  1978                                           4%

          (b) Retired Members (including disabled retirees) who retired on or before January 1, 1984, or the spouses or beneficiaries receiving a benefit under the Plan on account of such retired Members, shall be entitled to receive, for each monthly installment of the benefit payable to them under the Plan on or after January 1, 1986, an additional monthly supplemental benefit in an amount equal to (1) such monthly installment of the benefit, including any post-retirement increases described in Section 7.8 and subsection (a) of this Section 7.9, multiplied by (2) the applicable percentage set forth in the following table in accordance with the Member's last year of employment with the Company or an Affiliated Company prior to his retirement:

                  Year of employment
                  preceding the year
                  in which he retired                Applicable Percentage

                  1979 and earlier                               5%
                  1980                                           4%
                  1981                                           3%
                  1982                                           2%
                  1983                                           2%

          (c) Retired Members (including disabled retirees) who retired on or before January 1, 1990, or the spouses or beneficiaries receiving a benefit under the Plan on account of such retired Members, shall be entitled to receive, for each monthly installment of the benefit payable to them under the Plan on or after January 1, 1990, an additional monthly supplemental benefit in an amount equal to (1) such monthly installment of the benefit, including any post-retirement increases described in Section 7.8 and subsections (a) and (b) of this Section 7.9, multiplied by (2) the applicable percentage set forth in the following table in accordance with the Member's last year of employment with the Company or an Affiliated Company prior to his retirement.

                  Year of employment
                  preceding the year
                  in which he retired                Applicable Percentage

                  1983 and earlier                               8.84%
                  1984                                          10.69%
                  1985                                           8.84%
                  1986                                           8.27%
                  1987                                           6.22%
                  1988                                           4.31%
                  1989                                           2.34%

          (d) Retired Members (including disabled retirees) who retired before January 1, 1995, or the spouses or beneficiaries receiving a benefit under the Plan on account of such retired Members, shall be entitled to receive, for each monthly installment of the benefit payable to them under the Plan on or after January 1, 1997, an additional monthly supplemental benefit in an amount equal to (1) such monthly installment of the benefit, including any post-retirement increases described in Section 7.8 and subsections (a),
     (b) and (c) of this Section 7.9, multiplied by (2) the applicable percentage set forth in the following table in accordance with the Member's last year of employment with the Company or an Affiliated Company prior to his/her retirement.

                  Year of employment
                  preceding the year
                  in which s/he retired              Applicable Percentage

                  Before 1990                                    7.3%
                           1990                                  7.3%
                           1991                                  5.9%
                           1992                                  4.6%
                           1993                                  3.4%
                           1994                                  2.2%
                  After    1994                                    0%

          (e) The minimum monthly  supplemental benefit payable under subsection
     (a), (b), (c) or (d) of this Section 7.9 shall be $10.00.

          (f) A surviving spouse receiving a Spouse's Survivorship Pension under Paragraph F of Article VIII of the Plan (as in effect on December 31, 1984) shall receive the supplemental pension provided for in this Section 7.9 computed as though the year in which the member's death occurred was the year in which retirement occurred.

     7.10 Benefit Enhancement for Certain Employees.

          (a)  The  following  definitions  shall  apply  for  purposes  of this
     Section:

               (1) "Age and Service"  shall mean,  for any Member,  the total of
          (i) his number of Years of Service, or, if greater, his number of units of Credited Service and (ii) his attained age.

               (2) "Eligible Member" shall mean a Member who is employed in the Tax Compliance Department of the Company.

               (3) "Enhanced Pension Benefit" shall mean, for any Member, an increase in the Pension payable under the Plan to the Member by an amount equal to the excess of (i) the amount by which his Pension would be increased if five years or units, as applicable, were added to each of his age, his number of Years of Service and his number of units of Credited Service, over (ii) the amount by which his Pension would be increased if he were entitled to have his Pension increased by an amount which is of Equivalent Actuarial Value to a lump-sum payment equal to three and two-tenths percent (3.2%) of his annual base salary for each year of service with an Affiliated Company. The Enhanced Pension Benefit, the "Equivalent Actuarial Value," and "lump-sum payment" in clause (ii) of the preceding sentence, shall be determined as if payment of the Member's Pension were to commence as of, and shall be based upon the Member's Average Final Compensation, Years of Service and units of Credited Service as of the date of the Member's Involuntary Termination. The Enhanced Pension Benefit, as so determined, shall not be reduced to reflect the early commencement of payment of the Eligible Member's Pension under Section 7.10(c).

               (4) "Involuntary Termination" shall mean the termination of the Eligible Member's employment by an Affiliated Company in connection with the elimination of the Tax Compliance Department.

          (b) The Pension payable to any Eligible Member shall be increased by the Enhanced Pension Benefit if (i) the Eligible Member incurs an Involuntary Termination during the period which begins on January 1, 2000 and ends on June 30, 2000, (ii) his Age and Service equals or exceeds 70 on the date of his Involuntary Termination, and (iii) he is employed in the Tax Compliance Department on a full-time basis immediately prior to his Involuntary Termination.

          (c) The Eligible Member may elect to begin payment of the Pension otherwise payable under the Plan and the Enhanced Pension Benefit as of the first day of any month that coincides with or follows the date of his Involuntary Termination. Based on actual Age and Service, if the Eligible Member qualifies for "early retirement" under Section 7.2(a), his or her Pension shall be calculated in accordance with Section 7.2(a). If the Eligible Member does not qualify for "early retirement" under Section 7.2(a) of the Plan, the Pension payable to the Eligible Member will be calculated pursuant to Section 5.2, actuarially reduced to an amount of Equivalent Actuarial Value based on the Eligible Member's actual age as of the Pension Starting Date.

                                    ARTICLE 8
                          SURVIVORSHIP AND OPTIONAL PENSIONS

     8.1 Form of Payment of Pensions. Every Pension payable under Article 5 or 6 to a Member who is not married on his Pension Starting Date shall, unless the Member elects otherwise in accordance with the provisions of Section 8.2, be payable in the form of a straight-life annuity payable to the Member only during his lifetime. Every Pension payable under Article 5 or 6 to a Member who is married on his Pension Starting Date shall, unless the Member elects otherwise in accordance with the provisions of Section 8.2, be payable in the form of a Joint and Survivor Pension which shall be of Equivalent Actuarial Value to the Pension otherwise payable to the Member computed under the applicable provision of Article 5 or Article 7.

     8.2 Election of Form of Payment of Pension.

          (a) Election Period. During the election period commencing on the date a Member referred to in Section 8.3(a) receives the Notice referred to in
     Section 8.3(a) and ending on the Member's Pension Starting Date, (1) a married Member may, with the consent of his spouse (unless the Plan Administrator makes a written determination in accordance with the Code and the applicable regulations that no such consent is required), elect, in writing on a form furnished by the Plan Administrator, to receive his Pension in one of the optional forms described in Section 8.4 in lieu of a Joint and Survivor Pension, and (2) an unmarried Member may elect, in writing on a form furnished by the Plan Administrator, to receive his Pension in one of the optional forms of Pension available under Section 8.4, in lieu of payment in the form of a straight-life annuity. No election shall be effective unless such form has been executed by the Member and delivered by him to the Plan Administrator during the election period. During such election period, a Member may revoke his election, without spousal consent, and such revocation shall not affect the right of the Member to execute and file a further election with the Plan Administrator within such election period. After the expiration of such election period, any election timely filed with the Plan Administrator within such election period shall become irrevocable, and any election filed thereafter by the Member shall not be given effect.

          (b) Spousal Consent. Any consent that must be provided by the Member's spouse to the Member's election to receive his Pension in any form other than the Joint and Survivor Pension must satisfy the following requirements. Such consent shall be in writing. Such consent shall acknowledge the effect of such election on the spouse's rights to benefits under the Plan, and shall be witnessed by a notary public. In addition, such consent shall state and acknowledge (1) the specific optional form of payment selected by the Member and (2) where applicable, any non-spouse Beneficiary designated by the Member. A spouse's consent so furnished shall be irrevocable, but it shall be effective only with respect to such spouse, such specific optional form of payment and, where applicable, such non-spouse Beneficiary.

     8.3 Notice to Members of Election of a Form of Payment of Pension.

          (a) Notice to Members. No more than 90 days prior to the Member's Pension Starting Date, the Plan Administrator shall provide such Member with a notice (the "Notice"). The Notice shall advise the Member as to the circumstances under which his Pension will become payable, as to the forms in which it may be paid, as to the material features and relative values of, and the amounts payable under, such forms and as to all elections that may be available for the Member to make with respect to the payment of his Pension, including information as to the eligibility conditions for, and the time and method of, making such elections. In the case of a married Member, the notice shall also contain an explanation of (1) the terms and conditions of the Joint and Survivor Pension, (2) the Member's right to make, and the effect of, an election to have his Pension paid in a form other than the Joint and Survivor Pension, (3) the rights of the Member's spouse in connection with such election, and (4) the Member's right to make, and the effect of, a revocation of such election. A Member is entitled to a period of no less than 30 days to consider this information, but the Committee may permit the Member to waive this right in favor of a period of seven days, provided the waiver satisfies the requirement of applicable Treasury regulations.

          (b) Member's Request for Further Information. At any time after receipt of the Notice described above, and no less than 30 days prior to the expiration of the election period prescribed in Section 8.2, a Member may file a written request for further information with the Plan Administrator. The Plan Administrator shall, within 30 days after it has received such request, provide the Member requesting further information with a detailed written description of each of the forms in which the Member's Pension may be paid, and a detailed explanation of the financial effect of receiving his Pension in each such form, including the monthly payments which the Member, or his surviving spouse or Beneficiary, would receive under each such form. A Member shall be entitled to make only one such request. If a Member has filed a timely request for further information hereunder, the election period specified in Section 8.2 shall be extended for a period ending 90 days after the date on which the Plan Administrator has furnished such Member with the additional information requested. If the election period is so extended, the actual payment of a Member's Pension shall not commence until the election period, as so extended, has expired. However, such extension shall not change the Member's Pension Starting Date. Any installment of the Member's Pension that was otherwise due during such extension, based on the Member's Pension Starting Date, shall be paid, after the expiration of the extended election period, retroactive to the date on which such installment was otherwise due, and the amount of such payment shall be determined on the basis of the form in which the Member's Pension is to be paid under the Plan, taking into account any election made by the Member during the election period, as extended, as to the form of his Pension payments.

     8.4 Optional Forms of Pensions. Any Member may, in accordance with the provisions of Section 8.2, elect to receive his Pension in one of the optional forms of Pension described below:

          OPTION 1. A reduced Pension payable to the Member during the Member's life, and after his death a Pension of 50%, 66-2/3%, 75%, or 100% of the amount of the Member's reduced Pension payable during the life of, and to, the Member's spouse on his Pension Starting Date who survives him.

          OPTION 2. A reduced Pension payable to the Member during the Member's life, with payment thereof guaranteed to be made to the Beneficiary designated by him for a period of 60 or 120 months.

          OPTION 3. A straight-life annuity payable to the Member only during his lifetime.

     A Member who elects Option 1 or Option 2 shall specify in his election made under Section 8.2 the percentage of his reduced annuity that is to be paid to his surviving spouse under Option 2 or the number of months for which payments are to be guaranteed under Option 1, as applicable. If the Member elects Option 2, he shall designate on his election form filed under Section 8.2 a Beneficiary to receive any amounts payable under Option 2 upon his death. If the Member fails to designate a Beneficiary for such purpose, or if the Beneficiary designated by the Member for such purpose does not survive him, the Member's Beneficiary for such purpose shall be his surviving spouse or, if he has no surviving spouse, his estate.

     In the case of a Member who elects to have his Pension paid under Option 2 providing for payments guaranteed for a period certain, and whose death occurs after such payments have commenced but before he receives the full number of payments guaranteed under Option 2, the remaining number of such guaranteed payments shall be paid to his Beneficiary at the same times and in the same amounts as they were payable to the Member prior to his death. It is provided, however, that if the Member's estate is his Beneficiary, an amount equal to the lump sum Equivalent Actuarial Value of any such remaining guaranteed payments shall be paid to his estate, in a single lump sum cash payment, in lieu of making any monthly payments to the estate. Such lump sum payment shall be made as soon as practicable after the Member's death, but no later than by the final day of the Plan Year immediately following the Plan Year in which the Member died.

     Each such optional form of Pension shall be of Equivalent Actuarial Value to the Pension to which the Member is otherwise entitled computed under the applicable provision of Article 5 or Article 7.

     8.5 Death of Member's Spouse or Beneficiary. If a Member's spouse or Beneficiary shall die prior to the date a Member's election under Section 8.2 becomes irrevocable, the Member shall be entitled to revoke such election and to make such other election under Section 8.2 or to designate such other Beneficiary as the Member may deem appropriate by filing with the Plan Administrator a further election or designation of Beneficiary prior to the expiration date of the election period prescribed in Section 8.2 (as extended, if applicable, pursuant to Section 8.3). If a Member's spouse or Beneficiary shall die after the Member has received the first payment under a Joint and Survivor Pension or other optional form of Pension elected under Section 8.2, such Pension shall continue in accordance with its terms and the Member's Pension shall not be increased thereby.

     8.6 Level Income Option. In the case of any Member who takes an early retirement under Section 6.2 (including a Member with a Total Disability who takes an early retirement under such Section), and whose Pension Starting Date precedes his 62nd birthday, the Member may elect, by filing a written notice with the Plan Administrator during the election period described in Section 8.2 with respect to his Pension Starting Date, to have the benefit payments he is to receive prior to his 62nd birthday increased, and to have the benefit payments he is to receive after his 62nd birthday reduced, by the amounts determined under the applicable table in Appendix A hereto, or, if it would produce a greater benefit, under the interest rate and mortality assumptions provided in Code Section 417(e). The difference between the amount of the Member's benefit payments as so increased and the amount of the Member's benefit payments as so decreased, as determined under such table, shall be approximately equal to the amount of the old-age Social Security benefit that would be payable to the Member if payment thereof were to commence as of his 62nd birthday.

     8.7 Spouse's Preretirement Survivorship Pension.

          (a) In General. If a Member or a Former Member who, after earning a nonforfeitable right to a Pension, dies before his Pension Starting Date, his surviving spouse shall be entitled to receive a Spouse's Preretirement Survivorship Pension.

          (b) Commencement of Payments. Payment of a Spouse's Preretirement Survivorship Pension shall commence (1) in the case of a Member who dies after his Earliest Payment Date, on the first day of the month immediately following the month in which the Member died or (2) in any other case, on the date which would have been the Member's Earliest Payment Date if he had not died. It is provided, however, that prior to the Member's Normal
     Retirement Date (or the date which would have been the Member's Normal Retirement Date if he had not died), payment may not commence without the written consent of the Member's surviving spouse, obtained within 90 days of such commencement. Notwithstanding the foregoing, the payment of the Spouse's Preretirement Survivorship Pension shall, in all events, commence no later than by the later of (i) the final day of the Plan Year in which the Member would have attained age 70 1/2 if he had not died, or (ii) the final day of the Plan Year following the Plan Year in which he died. If the surviving spouse dies before payment of the Spouse's Preretirement Survivorship Pension commences, no such pension shall be payable under this
     Section 8.7.

          (c) Actuarial Adjustments. In the event that the payment of the Spouse's Preretirement Survivorship Pension is delayed because of the surviving spouse's failure to consent to the commencement thereof under subsection (b) above, the amount of the Spouse's Preretirement Survivorship Pension payable under this Section 8.7 shall be adjusted so that, as of the date on which payment of such pension actually commences, it will be of Equivalent Actuarial Value to the Pension that would have been payable if payment thereof had commenced on the earliest date on which commencement was permitted under subsection (b) above.

          (d) Lump sum payments. Notwithstanding the above, if, as of the date of the Member's death, the lump sum Equivalent Actuarial Value of the Spouse's Preretirement Survivorship Pension does not exceed $5,000 ($3500 prior to January 1, 1998), an amount equal to such lump sum Equivalent Actuarial Value shall be distributed to the Member's surviving spouse, in a single lump sum cash payment, in lieu of any Spouse's Preretirement Survivorship Pension. Such distribution shall be made as soon as practicable following the Member's death, but no later than by the final day of the Plan Year immediately following the Plan Year in which the Member died.

     8.8 Distribution requirements.

          (a) Notwithstanding any other provision of the Plan, distributions under the Plan shall comply with the provisions of Section 401(a)(9) of the Code and Treasury Regulations issued thereunder, including Treas. Reg.
     Section 1.401(a)(9)-2, which provisions are hereby incorporated herein by reference, provided that such provisions shall override the other distribution provisions of the Plan only to the extent that such other Plan provisions provide for distribution that is less rapid than required under such provisions of the Code and Regulations. Nothing contained in this Subsection shall be construed as providing any optional form of payment that is not available under the other distribution provision provisions of the Plan.

          (b) Effective January 1, 1997 through December 30, 1999, any Member who is still employed on December 31 of the year in which he turns age 70 1/2 may elect to begin receiving retirement benefits in the amount that would have been required under Code Section 401(a)(9), as in effect on December 31, 1996.

          (c) If the Member remains employed by an Affiliated Company after the calendar year in which he turns 70 1/2 and has not begun to receive his benefit under the Plan, the Pension payable to a Member upon retirement shall not be less than the Equivalent Actuarial Value of the Pension that the Member would have received if the Member had retired on April 1 of the calendar year in which he attained age 70 1/2, plus the Equivalent Actuarial Value of any benefits accrued after such date, and reduced by the Equivalent Actuarial Value of any Pension distributions made to the Member after such date. The actuarial adjustment required under Section 411(b)(1)(H)(iii)(II) of the Code, or any successor provision, shall be reduced by the amount of the actuarial adjustment under this Section
     8.8(c), as permitted under Code Section 401(a)(9)(C)(iii) and any other applicable IRS guidance.

     8.9 Early Distributions. A Member who is entitled to a deferred vested Pension under Article 5, or to an early retirement Pension under Section 6.2 (including a Member with a Total Disability who takes an early retirement), and wishes to elect to have payment of his Pension commence prior to his Normal Retirement Date may, at any time, notify the Plan Administrator that he wishes to make such an election. Upon receiving such notification, the Plan Administrator shall furnish the Member with a written explanation of the Member's right to elect to have payments commence prior to his Normal Retirement Date, and the effect of any such election. After receipt of such explanation, the Member may make the election to have the payment of his Pension commence by filing with the Plan Administrator a written notification specifying the date on which the Member wishes to have the payments commence. The payment commencement date specified by the Member must be the first day of any month which is no more than 90 days after the date on which the Plan Administrator furnishes the Member with the written explanation described above. A Member is entitled to a period of at least 30 days to consider this information, but the Committee may permit the Member to waive this right in favor of a period of 7 days, provided the waiver satisfies the requirements of applicable Treasury regulations. If the Member is married on such payment commencement date, and his Pension is to be paid in a form other than the Joint and Survivor Pension, the Member's election to have Pension payments commence prior to his Normal Retirement Date shall be accompanied by the written, notarized consent of his spouse to such payment commencement date (unless the Plan Administrator makes a written determination in accordance with the Code and regulations that no such consent is required). Any election so made shall be irrevocable.

     8.10 Direct Rollovers. This Section 8.10 applies to any distribution made by the Plan on or after January 1, 1993, to the extent that such distribution is an "Eligible Rollover Distribution". Notwithstanding any provision of the Plan to the contrary, the "Payee" of any Eligible Rollover Distribution may elect, at the time and in the manner prescribed by the Plan Administrator, to have all or any portion of such distribution paid as a "Direct Rollover" to an "Eligible Retirement Plan" specified by the Payee.

     For the purpose of this Section 8.10, the following definitions shall apply. The term "Eligible Rollover Distribution" shall have the same meaning as such term has under section 402(c)(4) of the Code and the applicable Treasury regulations, and, in general, shall mean any lump sum distribution of a benefit under the Plan, other than the portion, if any, of such distribution which is required to be made under section 401(a)(9) of the Code. The term "Eligible Retirement Plan" shall mean an individual retirement account described in section  408(a) of the Code,  an  individual  retirement  annuity  described  in section 408(b) of the Code, a qualified annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that will accept a Direct Rollover of the Payee's distribution. However, if the Payee is the surviving spouse of a Member, only an individual retirement account or individual retirement annuity described above shall be treated as an Eligible Retirement Plan. The term "Payee" shall mean any person who is entitled to receive a distribution from the Plan, and who is a Member, the surviving spouse of a Member, or the spouse or former spouse of a Member who is entitled to receive the distribution as the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code. The term "Direct
Rollover" shall mean a direct payment of a distribution by the Plan to the Eligible Retirement Plan specified by the Payee, made in accordance with section 401(a)(31) of the Code and the Treasury regulations and Internal Revenue Service rulings and notices thereunder, and made in such manner as prescribed by the Plan Administrator.

                                    ARTICLE 9
                          CERTAIN RIGHTS AND LIMITATIONS

     9.1 Benefits Payable Solely from Trust Fund. All benefits payable under this Plan shall be paid or provided for solely from the Trust Fund, and no Participating Company in the Plan shall have any liability or responsibility therefor.

     9.2 Prohibition against Alienation of Benefits. Except insofar as may otherwise be required by law or pursuant to the terms of a Qualified Domestic Relations Order (as defined below), no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit; and in the event that the Plan Administrator shall find that any Former Member, spouse or Beneficiary has become bankrupt or has attempted to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefits under the Plan, then payment of such benefit shall, in the discretion of the Plan Administrator, cease and terminate, and in that event the Plan Administrator shall hold or apply the same to or for the benefit of such Former Member, spouse, or Beneficiary or the children or other dependents of the same, in such manner and in such proportions as the Plan Administrator may deem proper, and any such application shall be a complete discharge of all liabilities of the Plan and the Trustee therefor. For purposes of this Section 9.2, a "Qualified Domestic Relations Order" means any judgment, decree, or order (including approval of a property settlement agreement) which has been determined by the Plan
Administrator, in accordance with procedures established under the Plan, to constitute a qualified domestic relations order within the meaning of section 414(p)(1) of the Code.

     Notwithstanding any provision of the Plan to the contrary, the Plan shall honor a judgment, order, decree or settlement providing for the offset of all or part of a Participant's benefit under the Plan, to the extent permitted under Code Section 401(a)(13)(C); provided that the requirements of Code Section 401(a)(13)(C)(iii) relating to the protection of the Participant's spouse (if any) are satisfied.

     9.3 Incompetency. In the event that the Plan Administrator shall find that a Member or other person entitled to a benefit under the Plan is unable to care for his affairs because of illness or accident or because he is a minor, the Plan Administrator may direct that any benefit payment due him, unless claim shall have been made therefor by a duly appointed guardian, committee or other legal representative, be paid to a spouse, child, parent or other blood relative of such person or to anyone found by the Plan Administrator to have incurred expense for the support and maintenance of such person, and any such payment so made shall be a complete discharge of all liabilities of the Plan and Trustee therefor.

     9.4 No Right to Continued Employment. The establishment and continuation of the Plan shall not confer any legal rights upon any Member or any person to continued employment, nor shall such establishment or continuation interfere with the rights of a Participating Company to discharge any Member and to otherwise treat him without regard to the effect which such discharge might have upon him as a Member.

     9.5 Payment of Taxes. The Trustee shall have the right to deduct and withhold from any benefit which it is otherwise obligated to pay under Article 5 or Article 6 any amount which it may be required to deduct or withhold pursuant to any applicable statute, law, regulation or order of any jurisdiction whatsoever. The Trustee shall not be required to pay any benefit to the spouse or Beneficiary of any deceased Member pursuant to Article 8 until such spouse or Beneficiary or the legal representatives of the deceased Member shall have furnished the Trustee with evidence satisfactory to the Trustee of the payment or the provision for the payment of any estate, transfer, inheritance or death taxes which may be payable with respect thereto.

     9.6 Merger or Consolidations with Other Plans. In the event that the Plan is merged or consolidated with any other plan, or in the event of any transfer of assets or liabilities of the Plan to any other plan, the benefit which each Member would be entitled to receive if the Plan terminated immediately after such merger, consolidation or transfer shall be at least equal to the benefit which he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.

     Moreover, the Company reserves the right, in its capacity as sponsor of the Plan, to direct that Members' accrued benefits under the Plan be spun off and transferred to a qualified plan maintained by the buyer in any transaction involving the sale of assets of the Company, an Affiliated Company, or the sale of a subsidiary of the Company, or an Affiliated Company, if such Members are employed in the subsidiary that is being sold or in the division or operating unit from which the assets are being sold. If such transfer of Members' accrued benefits occurs, any Member who becomes employed by the buyer or an affiliate of the buyer shall not be deemed to have retired or otherwise incurred a termination of employment for purposes of Article 7 of the Plan, and any future rights to distributions of transferred accrued benefits shall be determined solely under the term of the plan to which the accrued benefits are transferred.

     9.7 Purchase of Annuities. The Committee is authorized, in its sole discretion, to direct the Trustee to provide for the payment of any Pension or other benefit under the Plan through the purchase of one or more annuity or other contracts from any established legal reserve life insurance company doing business in the State of New York. The proceeds of any such contract shall be paid directly to the Member, spouse or Beneficiary entitled thereto. The ownership of the contract shall, however, be vested exclusively in the Trustee who shall hold the same in trust for the benefit of the designated Member, spouse or Beneficiary and the Trustee shall have the power to exercise all rights, privileges and options contained therein and to agree with the insurance company to any release, reduction, modification or amendment thereof.

     9.8 Periods of Liquidity Shortfall. During any period for which the Plan has a "liquidity shortfall", as defined in sections 401(a)(32)(C) and 412(m)(5) of the Code, the Plan shall not make the following benefit payments: (a) with respect to any benefit payable under the Plan for which the "annuity starting date", as defined in Code section 417(f)(2), occurs during such period, any benefit payment in excess of the monthly amount of the payment of such benefit that would have been made if such benefit were being paid as an actuarially equivalent single life annuity (plus the monthly amount of any Social Security supplement described in the last sentence of Code section 411(a)(9)); (b) any payment out of the Trust Fund for the purchase of an irrevocable commitment from an insurer to pay a benefit under the Plan; and (c) any other payment specified by the Secretary of the Treasury by regulation under Code section 401(a)(32)(B)(iii).

                                    ARTICLE 10
                                  CONTRIBUTIONS

     10.1 Manner of Funding. The benefits provided by this Plan shall be paid from the Trust Fund managed by the Trustee, to which the Participating Companies shall contribute in accordance with the provisions of this Article 10. No Member shall be required or permitted to make any contributions to the Trust Fund. Each Participating Company's contribution to the Trust Fund for each Plan Year (a) shall be accrued during the taxable year of the Participating Company which ends coincident with such Plan Year, (b) except to the extent that earlier payment is required under Section 10.3, shall be paid by the Participating Company to the Trustee not later than by the date it is required to file its Federal income tax return for such taxable year or by the last day of any extension thereof and (c) is conditioned on its deductibility for Federal income tax purposes.

     10.2 Nature of Obligation. It is the intention of each Participating Company to continue the Plan indefinitely and to contribute to the Trust Fund over a period of time such amounts as are sufficient to satisfy the full actuarially computed cost of providing the Pensions payable under the Plan in respect of the Members employed by the Participating Company in accordance with generally accepted actuarial principles adopted by the Committee with the advice of its actuaries. Nevertheless, subject to Section 10.3 below, each Participating Company reserves the right to suspend such contributions from time to time or to discontinue them altogether.

     10.3 Minimum Funding Standard. During the continuance of this Plan with respect to a Participating Company, the Participating Company shall, at such times as shall be prescribed by the Investment Committee, make such contributions to the Plan as shall be required to satisfy its share, as determined by the Investment Committee, of the contributions required to meet the minimum funding standards prescribed under section 412 of the Code, provided, however, that a Participating Company shall not contribute to the Trust Fund any amounts which are or may not be deductible from income under section 404(a) of the Code.

     10.4 Effect of Forfeitures. Any excess funds resulting from the termination of any Member's employment under circumstances that do not entitle the Member, or his spouse or Beneficiary, to a Pension or other benefit under the Plan, shall not be applied to increase the benefits payable to any other Member, spouse or Beneficiary, but shall remain in the Trust Fund and shall have the effect of reducing the amount of any subsequent contributions to be made by each Participating Company by which such Member was employed.

     10.5 Non-Diversion. Prior to the satisfaction of all liabilities with respect to Members and their spouses and Beneficiaries under the Plan, it shall be impossible at any time for any part of the Trust Fund to be used or diverted to purposes other than the exclusive purposes of providing benefits to Members and their spouses and Beneficiaries, and paying the reasonable expenses of the Plan and the Trust as determined by the Investment Committee, except under the following circumstances:

          (a) In the case of a contribution which is made by a Participating Company by mistake of fact, such contribution shall revert to the
     Participating   Company   within  one  year   after  the   payment  of  the
     contribution.

          (b) Each contribution which a Participating Company makes under the Plan is so made subject to the condition that such contribution is deductible under section 404 of the Code. To the extent a deduction under section 404 of the Code for a contribution by a Participating Company to the Plan is disallowed, such contribution shall revert to such Participating Company within one year after the disallowance of the deduction.

                                    ARTICLE 11
                            ADMINISTRATION OF THE PLAN

     11.1 Appointment of the Committee. The Board of Directors shall appoint a Committee, which shall consist of not less than three nor more than six officers of the Company or any Participating Companies, all to be appointed by the Board of Directors and to serve at the pleasure of the Board of Directors. Any vacancy in the Committee arising by death, resignation or otherwise shall be filled by the Board of Directors.

     11.2 Duties and Powers of Committee. The Committee shall be responsible for the control and management of the operation and administration of the Plan and the proper execution of its provisions, except as to those powers, duties and responsibilities hereinafter assigned to the Plan Administrator, and except as to those powers and responsibilities hereinafter reserved or granted to the Investment Committee, the Trustee or to the Board of Directors. The Committee shall be a "named fiduciary" of the Plan within the meaning of section 402(a) of ERISA.

     The Committee shall appoint a person or persons to serve as Plan Administrator in accordance with Section 11.9 below, and shall periodically review the performance of any such persons. It shall also (a) settle periodically the accounts of the Trustee; (b) perform such other duties and responsibilities as are specifically assigned to the Committee under the Plan; and (c) retain such counsel and employ such accounting, actuarial, clerical and other such assistants as in its judgment may from time to time be required for the proper performance of its duties and the duties of the plan Administrator hereunder.

     11.3 Appointment of Investment Committee. The Board of Directors shall appoint an Investment Committee, which shall consist of not less than five nor more than seven officers of the Company or any Participating Companies, all to be appointed by the Board of Directors and to serve at the pleasure of the Board of Directors. Any vacancy in the Investment Committee arising by death, resignation or otherwise shall be filled by the Board of Directors.

     11.4 Conduct of Affairs of Investment Committee. The Investment Committee shall hold such meetings upon such notice at such place or places and at such times as it may from time to time deem appropriate. The Investment Committee may act by a majority of its members in office from time to time. The action of such majority may be taken at a meeting of the Investment Committee or pursuant to written consent of such majority without a meeting. The Board of Directors shall appoint one of the Investment Committee members to act as Chairman, and a different person, who may but need not be a member of the Investment Committee, shall be appointed by the Board of Directors, or may be elected or appointed by the Investment Committee, to act as Secretary. It may authorize any one or more of its members to execute and deliver any documents on behalf of the Investment Committee.

     11.5 Duties and Powers of Investment Committee. The Investment Committee shall establish for the Plan a funding policy, within the meaning of section 402(b)(1) of ERISA, and shall communicate the same to the Trustee. It shall also
(a) review and suggest revisions from time to time to the actuarial tables and rates of interest to be used in all actuarial calculations which are or may hereafter be required in connection with the Plan; (b) perform such other duties and responsibilities as are assigned to the Investment Committee under the Plan: and (c) retain such counsel and investment advisers and employ such accounting, actuarial, clerical and other such assistants as in its judgment may from time to time be required for the proper performance of its duties.

     11.6 Reports to Company. Within a reasonable time after the close of each Plan Year, the Investment Committee shall prepare a report showing in reasonable detail the assets of the Plan held by the Trustee and the liabilities of the Plan and giving a brief account of the operation of the Plan for the prior Plan Year, which report shall be submitted to the Board of Directors and the Board of Directors of each Participating Company.

     11.7 Conduct of Affairs of Committee. The Committee shall hold such meetings upon such notice at such place or places and at such times as it may from time to time deem appropriate. The Committee may act by a majority of its members in office from time to time. The action of such majority may be taken at a meeting of the Committee or pursuant to written consent of such majority without a meeting. The Board of Directors shall appoint one of the Committee members to act as Chairman, and a different person, who may but need not be a member of the Committee, shall be appointed by the Board of Directors, or may be elected or appointed by the Committee, to act as Secretary. It may authorize any one or more of its members to execute and deliver any documents on behalf of the Committee.

     11.8 Actuarial Valuations. As an aid to the Investment Committee in fixing the rates of contributions payable under the Plan, the actuary designated by the Investment Committee shall make annual actuarial valuations of the assets and liabilities of the Plan, and shall submit to the Investment Committee the rates of contribution which he recommends for use. The Investment Committee shall maintain accounts showing the financial status of the Plan, and shall keep in convenient form such data as may be necessary for actuarial valuations of the Plan.

     11.9 Appointment of the Plan Administrator. The Committee shall appoint a person or persons to serve as Plan Administrator. The Committee shall determine the number of persons who shall serve as Plan Administrator, and it may remove and replace any persons it has appointed to so serve in its sole discretion.

     11.10 Duties and Powers of the Plan Administrator. The Plan Administrator shall have the powers, duties and responsibilities set forth below with respect to the Plan. The Plan Administrator shall be deemed to be the "administrator" of the Plan for purposes of section 3(16)(A) of ERISA, and is also designated the "plan administrator" of the Plan within the meaning of section 414(g) of the Code.

     The Plan Administrator shall be responsible, and have full discretionary authority, for the construction of the Plan and the determination of all questions arising hereunder, including, without limitation, questions of fact. It shall maintain all necessary books of accounts and records. In furtherance of the foregoing, the Plan Administrator shall have the sole power and responsibility:

          (a) to interpret the provisions of the Plan (including, without limitation, by supplying omissions from, correcting deficiencies in, or resolving inconsistencies or ambiguities in, the language of the Plan),

          (b) to establish, interpret, enforce, amend and revoke from time to time such rules and regulations for the administration of the Plan and the conduct of its business as it deems appropriate, provided such rules and regulations are uniformly applicable to all persons similarly situated,

          (c) to determine the eligibility of persons for membership in the Plan, and to effect the retirement of Members,

          (d) to receive elections by Members as to optional forms of benefit payments,

          (e) to determine the entitlement of Members, Former Members and their spouses and their Beneficiaries to benefits under the Plan and the amount of such benefits (including, to the extent necessary, making any factual findings with respect thereto), and, in accordance with the claims procedure set forth in Section 11.15, to decide any disputes which may arise relative to the rights of the Members, Former Members, and their spouses and Beneficiaries, with respect to such benefits,

          (f) to direct the Trustee to pay out of the Trust Fund all amounts which are payable hereunder to Members, Former Members or their surviving spouses or Beneficiaries,

          (g) to  keep  all  appropriate  records  and  data  pertaining  to the
     interests  of  the   Members,   Former   Members  and  their   spouses  and
     Beneficiaries in the Plan,

          (h) to file all such reports with the appropriate governmental departments and agencies and to disclose such information to the Members, Former Members and their spouses and Beneficiaries with respect to the Plan as may be required under the provisions of the Code and ERISA as the same may apply to plan administrators, and

          (i)  to  perform  such  other  duties  and   responsibilities  as  are
     specifically assigned to the Plan Administrator under the Plan.

Any action which the Plan Administrator is required or authorized to take shall, to the extent permitted by applicable law, be final and binding upon each and every person who is or may become interested in the Plan or Trust Fund.

     11.11 Delegation of Responsibilities by the Plan Administrator. The Plan Administrator may delegate the following duties and responsibilities to one or more Employees:

          (a) application of Plan provisions to determine eligibility for membership or benefits,

          (b) preparation and distribution of communications to Members, Former Members and their spouses and Beneficiaries,

          (c) maintenance of compensation and employment records,

          (d) preparation of reports and applications required by governmental agencies,

          (e) calculations of service, compensation, credit and benefits,

          (f) orientation of new Members, advising Members, Former Members and their spouses and Beneficiaries of their rights and options under the Plan and monitoring completion of application, election and benefit forms by Members, Former Members and their spouses and Beneficiaries,

          (g) monitoring collection of contributions and proper application of the contributions to effectuate the purposes of the Plan,

          (h) preparation of reports concerning benefits,

          (i) initial processing of claims,

          (j) making recommendations to the Plan Administrator with respect to the merits of claims and the administration of the Plan, and

          (k) any other of its duties or responsibilities which the Plan Administrator determines are administrative or ministerial in nature and are designed to implement a policy, interpretation, system, practice or procedure established by the Plan Administrator.

If any duties or responsibilities are delegated to any Employee pursuant to this
Section 11.11, the Plan Administrator shall periodically review the performance of such Employee. Depending upon the circumstances, this requirement may be satisfied by a formal review by the Plan Administrator at such time or times as the Plan Administrator in its discretion may determine, through day-to-day contact and evaluation or in any other manner determined to be appropriate by the Plan Administrator.

     11.12 Conduct of Affairs of the Plan Administrator. The Plan Administrator shall meet periodically at such place or places and at such times as it may from time to time deem appropriate. The Plan Administrator may act by a majority of the persons serving as Plan Administrator from time to time. The action of such majority may be taken at a meeting of the Plan Administrator or pursuant to written consent of such majority without a meeting. It shall elect from time to time one of the persons serving as Plan Administrator to act as Chairman and a different person, who may but need not be a person serving as Plan Administrator, to act as Secretary. It may authorize any one or more of the persons serving as Plan Administrator to execute and deliver any documents on behalf of the Plan Administrator.

     11.13 Expenses and Liability. Expenses incurred in the administration of the Plan and Trust Fund, including fees for legal, accounting and actuarial services, all taxes levied or assessed against the Plan and Trust Fund, insurance premiums payable to the Pension Benefit Guaranty Corporation and such other expenses incurred in the administration of the plan and Trust Fund shall be paid from the Trust Fund, unless paid by the Company or by a Participating Company. The members of the Committee and the Investment Committee, and the persons serving as Plan Administrator, shall serve without compensation for their services as such, but shall be reimbursed by the Company for any expenses they may individually or collectively incur in the performance of their duties hereunder. No bond or other security shall be required of any member of the Committee or Investment Committee, or of any person serving as Plan Administrator, unless such member or person handles the funds or other property of the Plan or trust established hereunder as provided in section 412 of ERISA.

     The Committee, the Investment Committee and every member thereof, and the Plan Administrator and all persons serving as such, shall perform its and their duties with respect to the Plan solely in the interest of the Members, Former Members, their spouses and Beneficiaries for the exclusive purpose of providing benefits under the Plan to the same and defraying the reasonable expenses of administering the Plan, with the care, skill, prudence and diligence under the circumstances then prevailing that prudent men acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, and in accordance with the provisions of this Plan. No member of the Committee or the Investment Committee, and no person serving as Plan Administrator, shall be personally liable for anything done or omitted to be done by him unless it shall have been judicially determined that such member or person failed to perform his duties under the Plan in the manner described herein above.

     No member of the Committee or the Investment Committee,, and no person serving as Plan Administrator, shall be personally liable for any act or omission of any other individual that constitutes a breach of such individual's duties hereunder unless it shall have been judicially determined that such member or person (a) knowingly participated in, or knowingly undertook to conceal, such act or omission, knowing such act or omission constituted a breach of such individual's duties hereunder, (b) enabled such act or omission to be committed by failing to exercise the above described degree of care, skill, prudence and diligence, or (c) had knowledge of such act or omission and failed to take reasonable efforts under the circumstances to remedy the breach.

     No member of the Committee shall be liable for any act or omission of the Committee, or of any other member thereof, occurring before such member became, or after such member ceased to be, a member of the Committee. No member of the Investment Committee shall be liable for any act or omission of the Investment Committee, or of any other member thereof occurring before such member became or after such member ceased to be, a member of the Investment Committee. No person serving as Plan Administrator shall be liable for any act or omission of the Plan Administrator, or of any other person serving as Plan Administrator, occurring before such person began, or after such person ceased, to serve as Plan Administrator.

     No member of the Committee shall be personally liable for any act or omission of any person appointed to serve as Plan Administrator in accordance with Section 11.9 unless it shall have been judicially determined that (1) the Committee failed to act with the above described degree of care, skill, prudence and diligence in appointing such person to serve as Plan Administrator or in continuing such appointment, or (2) the Committee or any member thereof knowingly participated in, or knowingly undertook to conceal, such act or omission knowing such act or omission constituted a breach of duty by such person. No person serving as Plan Administrator shall be personally liable for any act or omission of an Employee to whom any duty or responsibility was delegated by the Plan Administrator in accordance with Section 11.11 unless it shall have been judicially determined that (i) the Plan Administrator failed to act with the above described degree of care, skill, prudence and diligence in selecting such Employee or in continuing such delegation to such Employee, or
(ii) the Plan Administrator or any person serving as such knowingly participated in, or knowingly undertook to conceal, such act or omission, knowing such act or omission constituted a breach of the Employee's duties.

     11.14 Indemnification of Committee and Investment Committee Members and Persons Serving as Plan Administrator. The Company may, to the maximum extent permitted under applicable law, indemnify each member of the Committee and the Investment Committee, and each person serving as Plan Administrator, from and against any and all claims, actions, demands, losses, damages, expenses and liabilities arising from any act or omission of such member or person with respect to the performance of his duties hereunder and for which such member or person is not reimbursed or otherwise made whole under any contract or contracts of insurance. Such indemnification shall include attorneys' fees and all other costs and expenses reasonably incurred by such member or person in defense of any claim or action brought or asserted against him arising from such act or omission. Notwithstanding the foregoing, the Company shall not indemnify any member of the Committee or the Investment Committee, or any person serving as Plan Administrator, with respect to any claims, actions, demands, losses, damages, expenses and liabilities arising from any act or omission of such member or person with respect to the performance of his duties hereunder if such act or omission is deemed by the Company to constitute gross negligence, willful misconduct, criminal conduct or dealing with the Plan or the trust established hereunder for his own benefit or for his own account.

     11.15 Claims Procedure. A Member, Former Member, Member's spouse or Beneficiary may claim any benefits under this Plan which such person believes is properly payable pursuant to the provisions of the Plan by filing an application therefor. Such claim shall be filed, on a form approved by the Plan Administrator, with the Company's Vice President, Personnel. A copy of the claim shall promptly be transmitted to the Secretary of the Plan Administrator, and shall be considered by the Company's Vice President, Personnel, within 90 days of the date on which he received the claim. If the claim is denied in full or in part, the claimant shall be given written notice setting forth, in a manner calculated to be understood by the claimant, (a) the specific reason or reasons for such denial, (b) specific reference to the pertinent provision or provisions of the Plan upon which such denial was based, (c) a description of any additional information, documentation or other material necessary for the claimant to perfect his claim and an explanation as to why such information, documentation or material is required, and (d) an explanation of the procedure for obtaining a review of the denial of the claim.

     The claimant or his duly authorized representative may request a review of the denial of the claim by filing with the Secretary of the Plan Administrator a written request for review within, and only within, the period of 60 days commencing with the date the denial of the claim was received by the claimant. The claimant and his duly authorized representative shall be given a reasonable opportunity to review the documents of the Plan and trust agreement executed thereunder and to submit their written issues and comments to the Plan Administrator at any time prior to the expiration of the aforesaid 60 day period.

     Within the period of 60 days starting on the date a request for review of a denial of claim is received by the Plan Administrator, the Plan Administrator shall consider the request and post its final decision to the claimant by registered or certified mail. In the event that the Plan Administrator in its sole discretion determines that the case presents special circumstances, such as the need for a hearing, requiring an extension of time for processing the request for review, the Plan Administrator shall notify the claimant in writing, prior to the end of the initial 60 day review period, of the need for such extension, and shall post its final decision to the claimant by registered or certified mail not later than 120 days after the date on which the request for review was received by the Plan Administrator. Such final decision shall be in writing, shall be written in a manner calculated to be understood by the claimant, and shall fully set forth the reason or reasons for the decision, with specific references to the pertinent provisions of the Plan upon which the decision was based.

     To the extent that a named  fiduciary,  as this term is defined under ERISA
Section 402(a)(2), is appointed to conduct the review procedure described above, such named fiduciary shall have the same powers to interpret the Plan and make factual findings with respect thereto as are granted to the Plan Administrator under Article 11 hereof.

                                    ARTICLE 12
                            MANAGEMENT OF THE TRUST FUND

     12.1 The Trustee. The Trust Fund shall be administered by United States Trust Company of New York, as Trustee, under a trust agreement, and by such additional or successor Trustee as may be designated by the Board of Directors or pursuant to said trust agreement.

     12.2 The Trust Agreement. The Company shall establish a trust under the Plan pursuant to which the assets of the Plan shall be held and administered. The terms and conditions of the trust agreement shall be determined by the Board of Directors and may be amended by the same from time to time pursuant to
Article 13, provided that at all times it must be impossible under the terms of said agreement for any part of the trust corpus or income to be used for, or diverted to, purposes other than for the exclusive benefit of the Members, Former Members and their spouses and Beneficiaries and for defraying the reasonable expenses of administering the Trust Fund. Said trust agreement shall be deemed to form part of this Plan, and any and all rights or benefits which may inure to any person under this Plan shall be subject to all the terms and conditions of said agreement. The Trustee shall have the exclusive authority and discretion to manage and control the assets of the trust, and shall exercise in its absolute and sole discretion the powers and duties provided under the terms of the trust agreement, including the power to invest and reinvest the principal and income of the trust, without the prior authorization or consent of the Committee, the Investment Committee, the Plan Administrator, any court or any other person or persons.

     12.3 Compensation and Expenses. The compensation of the Trustee and all expenses incurred in the administration of the trust shall be paid by the Participating Companies.

                                    ARTICLE 13
                          AMENDMENT AND TERMINATION

     13.1 Amendment of Plan and Trust. Subject to the provisions hereinafter set forth, the Company reserves the right at any time and from time to time by action of its Board of Directors to modify or amend in whole or in part any or all of the provisions of this Plan and the trust agreement executed pursuant to
Article 12 and delegates to the Committee the authority to modify or amend the Plan where such modification or amendment is either (a) necessary or appropriate to facilitate the administration, management and interpretation of the Plan or to conform the Plan thereto, or (b) necessary or appropriate to qualify or maintain the Plan and Trust as a plan and trust meeting the requirements of sections 401(a) and 501(a) of the Code, respectively, or any other applicable section of law and regulations, provided that, in either case, any such modification or amendment adopted by the Committee shall not materially increase the cost to the Participating Companies of maintaining the Plan. Notwithstanding the previous sentence, if a change in control occurs (as defined in Section 13.2) the provisions in Section 13.2 relative to the disposition of any balances remaining in the Trust Fund and the definition of change in control therein shall not be subject to any amendment, change, substitution, deletion or revocation (except as may be necessary pursuant to clause (b) of this Section 13.1) in any respect whatsoever. No modification or amendment may be made which by reason thereof shall (1) deprive any Former Member or other person receiving a Pension, without his consent, of any benefits under the Plan to which he would otherwise be entitled, or (2) adversely affect the right of any Member, in the event that the Plan is terminated, to participate in the assets of the Plan at termination to the extent and in the manner provided in this Article without his consent, and provided that no such modification or amendment shall make it possible for any part of the assets of the Plan, except amounts resulting from erroneous actuarial computations, to be used for, or diverted to, purposes other than for the exclusive purposes of providing benefits to Members, Former Members, their spouses or Beneficiaries, and paying the reasonable expenses of the Plan and the Trust as determined by the Committee, prior to the satisfaction of all liabilities with respect to such persons under the Plan.

     13.2 Termination of Plan. The Board of Directors may terminate the Plan for any reason at any time (subject to the requirements of section 4041 of ERISA) and any Participating Company may withdraw from participation in the Plan and discontinue contributions under the Plan for any reason at any time. If the Plan is terminated, the Trust Fund shall be used for defraying the reasonable expenses of the Trust Fund and for the exclusive benefit of the Members, Former Members and their spouses and Beneficiaries as of the date of such termination. In the event of the complete or partial termination of the Plan, the rights of all Members, if the Plan is completely terminated, and the rights of Members affected by a partial termination, if the Plan is partially terminated, to benefits accrued to the date of such termination or partial termination, to the extent then funded, shall be nonforfeitable, and that portion of the Trust Fund which is attributable to the interests of such Members and their spouses and Beneficiaries, as determined by the Committee with the advice of the actuaries of the Plan, shall be held for the benefit of such Members and shall be used for the exclusive benefit of such Members, their spouses and Beneficiaries and shall be applied in accordance with the provisions of this Article.

     A complete termination of the Plan shall be made in accordance with either the requirements and procedures for a "standard termination" set forth in section 4041(b) of ERISA or the requirements and procedures for a "distress termination" set forth in section 4041(c) of ERISA.

     In the event of the complete termination of the Plan, all expenses attributable to the liquidation and distribution of the Trust Fund shall be paid or provided for out of the assets of the Trust Fund. After the payment or the provision for the payment of such expenses has been completed, the remaining assets of the Trust Fund (subject to the limitations prescribed in Section 13.3 below, if applicable) shall be converted into cash and shall be allocated to and among and paid over to the Members, Former Members, their spouses and Beneficiaries in accordance with the requirements of sections 4041 and 4044 of ERISA and the regulations thereunder in complete discharge of all liability of such Participating Company or Companies and the Trustee for the benefits payable under this Plan. After the complete satisfaction of all liabilities to such Members, Former Members, their spouses and Beneficiaries, any balances remaining in the Trust Fund because of erroneous actuarial computations shall be returned to the Participating Company or Companies in proportion to its or their aggregate contributions to the Trust Fund; provided, however, that in the event the Plan is terminated within four years following a "change in control" (as such term is defined below) any surplus balances remaining in the Trust Fund shall not be returned to the Participating Company or Companies but shall be immediately contributed to the United States Trust Company of New York and Affiliated Companies Executive Compensation Trust to be used for the benefit of employees participating in the Retirement Plan.

     For purpose of this Section 13.2 "change in control" means that any of the following events has occurred after the "Closing Date", as defined in Section
1.2 of the Merger Agreement:

          (a) twenty percent (20%) or more of the common shares of the Corporation, as hereinafter defined, has been acquired by any person (as defined by Section 3(a)(9) of the Securities Exchange Act of 1934) other than directly from the Corporation;

          (b) there has been a merger or equivalent combination after which 49% or more of the voting stock of the surviving corporation is held by persons other than former shareholders of the Corporation; or

          (c) twenty percent (20%) or more of the directors elected by shareholders to the Board of Directors of the Corporation are persons who were not nominated by management in the most recent proxy statement of the Corporation;

provided, however, that notwithstanding anything herein to the contrary no change in control shall be deemed to have occurred to the extent that the Board of Directors otherwise directs by resolution adopted prior to the change in control, or not later than 45 days after the change in control (if the percentage of common shares acquired or directors elected under clause (a) or
(c) of the definition of change in control shall be at least twenty percent (20%) but less than twenty-five percent (25%)). For these purposes, the term "Corporation" shall mean U.S. Trust Corporation.

     In the event of a partial termination of the Plan, the benefits payable to or on behalf of all affected Members shall be computed and paid in accordance with the provisions of Articles 5, 6, 7 and 8, except that, if such partial termination is attributable to a withdrawal from participation in the Plan by a Participating Company under Section 14.2, then the interests of the affected Members employed by such Company, and their spouses and Beneficiaries, shall be provided for as described in Section 14.2.

     13.3 Special Limitation for Highly Compensated Employees. The benefit payable under the Plan to, or with respect to, any Highly Compensated Employee, or any Highly Compensated Former Employee, as such terms are defined under section 414(q) of the Code and the regulations thereunder (referred to below as an "HCE"), shall be limited as set forth below:

          (a) Each Plan Year, the benefit payments made under the Plan to, or with respect to, any HCE, if not being paid in the form of a straight life annuity, shall be limited to the payments that would be so made if the benefit was being paid as an actuarially equivalent straight life annuity. However, the preceding sentence shall not apply in any Plan Year with respect to which at least one of the requirements set forth in Treas. Reg. Sec. 1.401(a)(4)-5(b)(3)(iv) is satisfied.

          (b) The limitation in subsection (a) above shall not apply to, or with respect to, an HCE for any Plan Year during which such HCE is not in the group consisting of the top 25 nonexcludable Employees and former Employees when ranked on the basis of compensation for such Plan Year or for any prior Plan Year. The terms "nonexcludable" and "compensation" appearing in the preceding sentence shall have the same meaning as such terms have under section 401(a)(4) of the Code and the Treasury regulations thereunder.

          (c) Upon the termination of the Plan, the benefit payable under the Plan to, or with respect to, any HCE shall be limited to a benefit that is not discriminatory under section 401(a)(4) of the Code and the Treasury regulations thereunder.

                                    ARTICLE 14
                           OTHER PARTICIPATING COMPANIES

     14.1 Additional Participating Companies. With the written consent of the Committee, any Affiliated Company may become a Participating Company by delivering to the Committee and the Trustee a certified copy of a resolution duly adopted by its board of directors to the effect that it (a) adopts the Plan as then in effect and as it may thereafter be amended by the Board of Directors and (b) agrees to become a party to the trust agreement under which the assets of the Plan are held in accordance with Article 12. If any Affiliated Company becomes a Participating Company in accordance with the provisions of this
Section 14.1, to the extent determined by the Committee, all prior and contemporaneous service performed as an Employee of such Participating Company shall be credited on a cumulative basis for all purposes of the Plan, and the prior service of a Member whose employment is transferred from one Participating Company to another shall be credited for all purposes of the Plan.

     14.2 Withdrawal of Participating Company. Any Participating Company, other than the Company, may withdraw from participation in the Plan at any time by delivering to the Committee and the Trustee a certified copy of a resolution duly adopted by its board of directors terminating its participation in the Plan. If the result of any merger, consolidation, sale of property or stock, separation, reorganization or liquidation of any Participating Company, other than the Company, is that such Participating Company ceases to be an Affiliated Company, such Company shall be treated as having withdrawn from participation in the Plan.

     In the event of any withdrawal from participation in the Plan by a Participating Company hereunder, the Committee shall direct the Trustee to segregate and hold in further trust that portion of the Trust Fund, as determined by the Committee with the advice of the actuaries of the Plan, which is attributable to the interests in the Plan of the Members and Former Members employed by such withdrawing Participating Company and their spouses and Beneficiaries, subject to the following conditions:

          (a) If such withdrawing Participating Company elects to continue the Plan, as adopted by it, on an independent basis, then the Committee shall direct the Trustee to hold such segregated portion of the Trust Fund in a separate trust under the same terms and conditions as the trust agreement executed pursuant to Article 12. The Plan, as then in effect, shall be continued as a separate plan for the exclusive benefit of the Members and Former Members employed by such withdrawing Participating Company and their spouses and Beneficiaries, and the board of directors of such withdrawing Participating Company shall succeed to all the powers and duties of the Board of Directors, including the appointment of a Committee thereunder.

          (b) If the Plan, as adopted by such withdrawing Participating Company, is merged into, or consolidated with, another employee benefit plan which is qualified under section 401(a) of the Code, the Committee shall direct the Trustee to transfer the above described segregated portion of the Trust Fund, either in cash or kind, to the trust established or to be established under such plan, and such transfer shall be a complete discharge of the responsibility of the Trustee and the Committee therefor.

          (c) If the Plan, as adopted by such withdrawing Participating Company, is terminated, then the above described segregated portion of the Trust Fund shall be applied to the benefit of the Members and Former Members employed by such withdrawing Participating Company and their spouses and Beneficiaries in the manner prescribed in Sections 13.2 to 13.5.

     14.3 Successor Companies. Any corporation which succeeds to the business or assets of the Company shall, upon such succession and without any action by any person, (a) be treated as having adopted this Plan and (b) have the same rights, and have the same duties, responsibilities and obligations, as are conferred or assigned to the Company hereunder. Any corporation which succeeds to all or any part of the business or assets of any Participating Company, other than the Company, may become a participant hereunder only if it is eligible to do so under Section 14.1 and then only in the manner described therein.

                                    ARTICLE 15
                               TOP HEAVY PROVISIONS

     15.1 Top Heavy Plan Requirements. If the Plan becomes a Top Heavy Plan for any Plan Year, the following provisions shall apply, notwithstanding any other provision of this Plan to the contrary: the minimum vesting requirement under
Section 15.3, the minimum benefit requirement under Section 15.4, and the limitation on compensation under Section 15.5.

     15.2 Determination of Top Heavy Status. The Plan's status as a Top Heavy Plan shall be determined in accordance with the following rules and definitions:

          (a) The Plan shall be a "Top Heavy Plan" for any Plan Year in which, as of the Determination Date for that year, the sum of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key Employees under this Plan and all other plans of an Aggregation Group exceeds 60% of the sum of the Present Value of Accrued Benefits and the Aggregate Accounts of all Key and Non-Key Employees under this Plan and all such other plans.

          (b) The Plan shall be a "Super Top Heavy Plan" for any Plan Year in which it would be treated as a Top Heavy Plan under subsection (a) if "90%" were substituted for "60%" therein.

          (c) The "Determination Date" for any Plan Year shall mean (1) the last day of the preceding Plan Year, or (2) in the case of the first Plan Year, the last day of such Plan Year. When aggregating this Plan with any other plans, the Present Value of Accrued Benefits and Aggregate Accounts under such other plans as of the Determination Date in question shall be calculated as of the determination dates (within the meaning of section 416(g)(4)(C) of the Code) for those plans that fall within the same calendar year as the Determination Date in question.

          (d) "Aggregate Account" shall mean, with respect to each Employee, the value of all individual accounts maintained on the Employee's behalf under a defined contribution plan maintained by the Employer, calculated in accordance with the requirements of Treas. Reg. Sec. 1.416-1, T-24.

          (e) "Present Value of Accrued Benefit" shall mean, in the case of this Plan or another defined benefit plan maintained by the Employer, the present value of an Employee's accrued benefit under this Plan or such other plan, as determined in accordance with the requirements of Treas. Reg. Sec. 1.416-1, T-25 to T-28 and as hereinafter provided. The actuarial assumptions set forth in Section 2.17 shall be used in determining benefit values for these purposes, and the same actuarial assumptions shall apply in determining benefit values under this Plan and each other defined benefit plan taken into consideration for top heavy purposes. The Present Value of Accrued Benefit as of a Determination Date in the case of this Plan, or as of a determination date (within the meaning of section 416(g)(4)(C) of the Code) in the case of another plan, shall be determined as of the most recent valuation date for this Plan, or such other plan, within the 12 month period ending on the Determination Date or determination date, as applicable. Such valuation date shall be the same date used by this Plan, or such other plan, for computing Plan costs for minimum funding, regardless of whether a valuation is actually performed. The Present Value of Accrued Benefit shall be determined for each Non-Key Employee under the uniform method of benefit accrual used by all qualified defined benefit plans of the Employer, or, if there is no such method, as if benefits accrued not more rapidly than under the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.

          (f) "Aggregation Group" shall mean either a Required Aggregation Group or, if the Employer so elects, a Permissive Aggregation Group as determined below:

               (1) A "Required Aggregation Group" consists of (i) each qualified plan maintained by the Employer in which, during the 5 year period ending on the Determination Date, at least one participant is a Key Employee, and (ii) each other qualified plan of the Employer which, during the period described in (i), enables any plan described in (i) to meet the requirements of section 401(a)(4) or 410 of the Code.

          Each plan in the Required Aggregation Group shall be considered a Top Heavy Plan if the Required Aggregation Group is a Top Heavy Group. No plan in the Required Aggregation Group will be considered a Top Heavy Plan if the Required Aggregation Group is not a Top Heavy Group.

               (2) A "Permissive Aggregation Group" consists of (i) the Required Aggregation Group and (ii) any other qualified plan the Employer elects to include, provided the resulting group, taken as a whole, would continue to satisfy the provisions of sections 401(a)(4) and 410 of the Code.

          In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group shall be considered a Top Heavy Plan if the Permissive Aggregation Group is a Top Heavy Group. No plan in the Permissive Aggregation Group shall be considered a Top Heavy Plan if the Permissive Aggregation Group is not a Top Heavy Group.

               (3) A plan that has been terminated during the 5 year period ending on the Determination Date for the Plan Year shall not be excluded from an Aggregation Group solely on account of the termination.

          (g) "Top Heavy Group" means an Aggregation Group in which, as of the Determination Date, the sum of:

               (1) the Present Value of Accrued Benefits of Key Employees under all defined benefit plans included in the group, and

               (2) the Aggregate Accounts of Key Employees under all defined contribution plans included in the group exceeds 60% of a similar sum determined for all Key and Non-Key Employees.

          (h) For purposes of this Section 15.2, the Present Value of Accrued Benefits and/or Aggregate Accounts of any individual shall be disregarded if such individual (1) has not performed any services for the Employer during the 5 year period ending on the Determination Date for the Plan Year, or (2) had been a Key Employee for any Plan Year but subsequently became a Non-Key Employee for any Plan Year. Further, the Present Value of Accrued Benefit and/or Aggregate Account of any Employee under any plan taken into account for top heavy purposes shall be increased by the aggregate amount of distributions made with respect to such Employee by such plan during the 5 year period ending on the Determination Date for the Plan Year. Rollovers shall be taken into account in computing the Present Value of Accrued Benefits and Aggregate Accounts as required under section 416(g)(4)(A) of the Code and the Treasury regulations thereunder.

          (i) For purposes of this Section 15.2, wherever required by section 416 of the Code and the Treasury regulations thereunder, the term "Employer" includes all entities aggregated with the Employer under section 414(b), (c), (m) or (o) of the Code and the regulations thereunder.

     15.3 Minimum Vesting Requirement. Any Member who earns at least one Hour of Service during a Top Heavy Plan Year, or during any Plan Year thereafter, shall have a nonforfeitable right to his Pension upon the completion of three Years of Service.

     15.4 Minimum Benefit Requirement. If the Plan becomes a Top Heavy Plan, the following minimum benefit requirement shall be met:

          (a) For any Plan Year which is or follows a Top Heavy Plan Year, the accrued benefit of each Non-Key Employee who is a Member shall not be less than a minimum accrued benefit determined under section 416(c)(1) of the Code and the Treasury regulations thereunder. Generally, such minimum accrued benefit shall be derived from Employer contributions and, when expressed as a straight life annuity which is payable annually and which commences at the Non-Key Employee's Normal Retirement Date, shall be equal to the product of (1) the Non-Key Employee's annual Section 415 Compensation averaged over the consecutive Plan Years (not exceeding five
     (5) years) which produce the highest average and (2) the lesser of (i) two percent (2%) multiplied by the number of the Non-Key Employee's Years of Service or (ii) 20%.

          (b) For purposes of this Section, a Non-Key Employee who is not a Member solely because (1) his Compensation or Section 415 Compensation is below a stated amount or (2) he was not employed on a specific date will be considered to be a Member.

          (c) For purposes of this Section, Years of Service and Section 415 Compensation shall be disregarded to the maximum extent permitted by law.

          (d) If a Non-Key Employee participates in this Plan and a defined contribution plan included in a Required Aggregation Group which is a Top Heavy Group, the minimum benefit requirement shall be met by this Plan unless an amount equal to or greater than the minimum contribution described in Treas. Reg. Sec. 1.416-1, Section M-12 has been contributed for such Non-Key Employee under said defined contribution plan.

          (e) In applying the limitation described in section 415(e) of the Code to the Plan, in each Super Top Heavy Plan Year beginning before January 1, 2000, "1.0" shall be substituted for "1.25" in applying sections 415(e)(2)(B) and 415(e)(3)(B) of the Code. Further, in each Top Heavy Plan Year, "1.0" shall be substituted for "1.25" as provided in the preceding sentence unless benefits or contributions at least equal to those described in Treas. Reg. Sec. 1.416-1, Section M-14 are provided for the Non-Key Employee by this Plan or by any defined contribution plan which is included with this Plan in a Required Aggregation Group which is a Top Heavy Group.

     15.5 Limitation on Compensation and Section 415 Compensation. For each Top Heavy Plan Year beginning before January 1, 1989, Compensation and Section 415 Compensation in excess of $200,000 shall be disregarded. In addition, for each Plan Year, Section 415 Compensation shall be subject to the section 401(a)(17) limitation described in Section 2.10.

     15.6 Other Definitions. As used in this Article 15 the following terms shall have the following meanings:

          (a) "Key Employee" shall mean an Employee treated as a key employee under section 416(i) of the Code and the Treasury regulations thereunder.

          (b) "Non-Key Employee" shall mean any Employee who is not a Key Employee.

          (c) "Section 415  Compensation"  shall mean compensation as defined in section 415(c)(3) of the Code and Treas. Reg. Sec. 1.415-2(d)(1), (2), (3) and (4).

          (d) "Top Heavy Plan Year" shall mean any Plan Year in which the Plan is Top Heavy under Section 15.2(a).

          (e) "Super Top Heavy Plan Year" shall mean any Plan Year in which the Plan is Top Heavy under Section 15.2(b).

     15.7 Applicability. In the event that Congress should provide by statute, or the Treasury Department or the Internal Revenue Service should provide by regulation or ruling, that the provisions of this Article are no longer necessary to meet the qualification requirements of section 401(a) of the Code, this Article shall become void, and shall no longer apply, without the necessity of any amendment to the Plan.

                                    ARTICLE 16
                                   CONSTRUCTION

     16.1 Plan  Intended  to Qualify.  The Plan,  as amended  and  restated,  is intended to continue to qualify under section 401(a) of the Code. Notwithstanding Section 13.1, the Company reserves the right to further amend the Plan by action of the Board of Directors, retroactively if necessary, to the extent necessary to retain such qualified status without regard to the effect such amendment may have upon the vested interest of any Member.

     16.2 Governing Law. The Plan shall be governed by and construed in accordance with the provisions of ERISA and, to the extent that ERISA is not applicable, with the laws of the State of New York.

     16.3 Words and Headings. As used herein, the masculine gender shall be deemed to refer to the feminine, and the singular person shall be deemed to refer to the plural, wherever appropriate. The subject headings and subheadings appearing in the Plan are inserted for convenience and reference only, and in the event of any conflict between the text of any provision of the Plan and the heading thereof, the text shall control.

     Executed this 7th day of November,  2001, but effective as provided
                   --------------------------
herein.


                                    U.S. TRUST CORPORATION



                                    By:       /s/ John Kirby
                                           ------------------------

                                    Title: Executive Vice President
                                           ------------------------

                                     B-1
                                APPENDIX A

             U.S. TRUST CORPORATION EMPLOYEES' RETIREMENT PLAN


             REDUCTION FACTORS FOR JOINT AND SURVIVOR OPTIONS

                 DESCRIPTION OF JOINT AND SURVIVOR FACTORS


If a member elects a Joint and 100% Survivor Pension, the pension otherwise payable as a life annuity will be multiplied by a factor of .840. The reduction factor will increase (decrease) for each year that the Beneficiary is older (or younger) than the Annuitant. For each of the first 10 years of age difference, the factor will change by .007. For each of the next 10 years of age difference, the factor will change by .003. For any years in excess of 30 the factor will change by .001 for each such year. In no event may the factor exceed .980.

If a member elects a Joint and 75% Survivor Pension, the pension otherwise payable as a life annuity will be multiplied by a factor of .875. The reduction factor will increase (decrease) for each year that the Beneficiary is older (or younger) than the Annuitant. For each of the first 10 years of age difference, the factor will change by .0055. For each of the next 10 years of age difference, the factor will change by .004. For each of the next 10 years of age difference, the factor will change by .003. For any years in excess of 30 the factor will change by .001 for each such year. In no event may the factor exceed ..980.

If a member elects a Joint and 66?% Survivor Pension, the pension otherwise payable as a life annuity will be multiplied by a factor of .885. The reduction factor will increase (decrease) for each year that the Beneficiary is older (or younger) than the Annuitant. For each of the first 10 years of age difference, the factor will change by .005. For each of the next 10 years of age difference, the factor will change by .004. For each of the next 10 years of age difference, the factor will change by .003. For any years in excess of 30 the factor will change by .001 for each such year. In no event may the factor exceed .980.

If a member elects a Joint and 50% Survivor Pension, the pension otherwise payable as a life annuity will be multiplied by a factor of .910. The reduction factor will increase (decrease) for each year that the Beneficiary is older (or younger) than the Annuitant. For each of the first 10 years of age difference, the factor will change by .004. For each of the next 10 years of age difference, the factor will change by .003. For each of the next 10 years of age difference, the factor will change by .002. For any years in excess of 30 the factor will change by .001 for each such year. In no event may the factor exceed .980.

                                       B-2
                REDUCTION FACTORS FOR JOINT AND SURVIVOR OPTIONS

Number of Years the
Beneficiary is
Younger than the
Member
                 100%               75%                 66-2/3%            50%
--------------------------------------------------------------------------------
  0             .8400              .8750               .8850              .9100
  1             .8330              .8695               .8800              .9060
  2             .8260              .8640               .8750              .9020
  3             .8190              .8585               .8700              .8980
  4             .8120              .8530               .8650              .8940
  5             .8050              .8475               .8600              .8900
  6             .7980              .8420               .8550              .8860
  7             .7910              .8365               .8500              .8820
  8             .7840              .8310               .8450              .8780
  9             .7770              .8255               .8400              .8740
  10            .7700              .8200               .8350              .8700
  11            .7650              .8160               .8310              .8670
  12            .7600              .8120               .8270              .8640
  13            .7550              .8080               .8230              .8610
  14            .7500              .8040               .8190              .8580
  15            .7450              .8000               .8150              .8550
  16            .7400              .7960               .8110              .8520
  17            .7350              .7920               .8070              .8490
  18            .7300              .7880               .8030              .8460
  19            .7250              .7840               .7990              .8430
  20            .7200              .7800               .7950              .8400
  21            .7170              .7770               .7920              .8380
  22            .7140              .7740               .7890              .8360
  23            .7110              .7710               .7860              .8340
  24            .7080              .7680               .7830              .8320
  25            .7050              .7650               .7800              .8300
  26            .7020              .7620               .7770              .8280
  27            .6990              .7590               .7740              .8260
  28            .6960              .7560               .7710              .8240
  29            .6930              .7530               .7680              .8220
  30            .6900              .7500               .7650              .8200
  31            .6890              .7490               .7640              .8190
  32            .6880              .7480               .7630              .8180
  33            .6870              .7470               .7620              .8170
  34            .6860              .7460               .7610              .8160
  35            .6850              .7450               .7600              .8150
  36            .6840              .7440               .7590              .8140
  37            .6830              .7430               .7580              .8130
  38            .6820              .7420               .7570              .8120
  39            .6810              .7410               .7560              .8110
  40            .6800              .7400               .7550              .8100

                                       B-3
                 REDUCTION FACTORS FOR JOINT AND SURVIVOR OPTIONS


Number of Years The
Beneficiary is
Older than the
Member
               100%               75%                66-2/3%             50%
--------------------------------------------------------------------------------
0             .8400              .8750               .8850              .9100
1             .8470              .8805               .8900              .9140
2             .8540              .8860               .8950              .9180
3             .8610              .8915               .9000              .9220
4             .8680              .8970               .9050              .9260
5             .8750              .9025               .9100              .9300
6             .8820              .9080               .9150              .9340
7             .8890              .9135               .9200              .9380
8             .8960              .9190               .9250              .9420
9             .9030              .9245               .9300              .9460
10            .9100              .9300               .9350              .9500
11            .9150              .9340               .9390              .9530
12            .9200              .9380               .9430              .9560
13            .9250              .9420               .9470              .9590
14            .9300              .9460               .9510              .9620
15            .9350              .9500               .9550              .9650
16            .9400              .9540               .9590              .9680
17            .9450              .9580               .9630              .9710
18            .9500              .9620               .9670              .9740
19            .9550              .9660               .9710              .9770
20            .9600              .9700               .9750              .9800
21            .9630              .9730               .9780              .9800
22            .9660              .9760               .9800              .9800
23            .9690              .9790               .9800              .9800
24            .9720              .9800               .9800              .9800
25            .9750              .9800               .9800              .9800
26            .9780              .9800               .9800              .9800
27            .9800              .9800               .9800              .9800
28            .9800              .9800               .9800              .9800
29            .9800              .9800               .9800              .9800
30            .9800              .9800               .9800              .9800

                                       B-4
                REDUCTION FACTORS FOR CONVERTING A LIFE PENSION
                         TO A CERTAIN AND LIFE PENSION


       5 Year Certain    10 Year              5 Year Certain       10 Year
          and Life     Certain and               and Life        Certain and
Age                       Life         Age                          Life
--------------------------------------------------------------------------------

49          .996          .988          68         .969             .890
50          .995          .985          69         .967             .880
51          .994          .982          70         .965             .870
52          .993          .979          71         .960             .855
53          .992          .976          72         .955             .840
54          .991          .973          73         .950             .825
55          .990          .970          74         .945             .810
56          .989          .965          75         .940             .795
57          .988          .960          76         .930             .775
58          .987          .955          77         .920             .755
59          .986          .950          78         .910             .735
60          .985          .945          79         .900             .715
61          .983          .940          80         .890             .695
62          .981          .935          81         .875             .673
63          .979          .930          82         .860             .651
64          .977          .925          83         .845             .629
65          .975          .920          84         .830             .607
66          .973          .910          85         .815             .585
67          .971          .900


Description of Factors:

     If a member elects the 5 year certain and life pension at age 65, the amount otherwise payable as a life pension will be multiplied by a factor of ..975. The reduction factor will increase (decrease) by .002 for each year that the member is between age 60 and 65 (or 65 and 70) and increase by an additional ..001 for each year prior to age 60. The factor will be further reduced after age 70 as follows: .005 for each year from 70 to 75, .010 for each year from 75 to 80, and .015 for each year after 80. The factor may not exceed 1.000.

     If a member elects the 10 year certain and life pension at age 65, the amount otherwise payable as a life pension will be multiplied by a factor of ..920. The reduction factor will increase by .005 (decrease by .010) for each year that the member is between age 55 and 65 (or 65 and 70) and increase by an additional .003 for each year prior to age 55. The factor will be further reduced after age 70 as follows: .015 for each year from 70 to 75, .020 for each year from 75 to 80, and .022 for each year after 80. The factor may not exceed 1.000.

                                      B-5
         FACTORS TO BE APPLIED TO THE ESTIMATED SOCIAL SECURITY BENEFIT
           PAYABLE AT AGE 62 TO DETERMINE EQUIVALENT TEMPORARY ANNUITY
           PAYABLE FROM THE PLAN FROM EARLY RETIREMENT DATE TO AGE 62



 Years Benefit                                                          Months
 Commences
 before age 62     0        1       2        3        4          5          6         7          8         9          10       11
 -----------------------------------------------------------------------------------------------------------------------------------
  0             1.0000   .9925     .9850    .9775   .9700      .9625      .9550     .9475     .9400      .9325     .9250    .9175
  1              .9100   .9025     .8950    .8875   .8800      .8725      .8650     .8575     .8500      .8425     .8350    .8275
  2              .8200   .8150     .8100    .8050   .8000      .7950      .7900     .7850     .7800      .7750     .7700    .7650
  3              .7600   .7550     .7500    .7450   .7400      .7350      .7300     .7250     .7200      .7150     .7100    .7050
  4              .7000   .6950     .6900    .6850   .6800      .6750      .6700     .6650     .6600      .6550     .6500    .6450
  5              .6400   .6350     .6300    .6250   .6200      .6150      .6100     .6050     .6000      .5950     .5900    .5850
  6              .5800   .5750     .5700    .5650   .5600      .5550      .5500     .5450     .5400      .5350     .5300    .5250
  7              .5200   .5167     .5133    .5100   .5067      .5033      .5000     .4967     .4933      .4900     .4867    .4834
  8              .4800   .4767     .4733    .4700   .4667      .4633      .4600     .4567     .4533      .4500     .4467    .4434
  9              .4400   .4367     .4333    .4300   .4267      .4233      .4200     .4167     .4133      .4100     .4067    .4035
  10             .4000   .3967     .3933    .3900   .3867      .3833      .3800     .3767     .3733      .3700     .3667    .3635
  11             .3600   .3567     .3533    .3500   .3467      .3433      .3400     .3367     .3333      .3300     .3267    .3235
  12             .3200

                                                        B-6
                                        FACTORS TO BE APPLIED TO THE ACCRUED PENSION PAYABLE
                                        AT NORMAL RETIREMENT TO DETERMINE AMOUNT OF DEFERRED
                                  VESTED PENSION BENEFIT PAYABLE BEFORE NORMAL RETIREMENT DATE




Years Benefit                                                       Months
Commences
before Normal
Retirement Date    0         1         2        3        4          5         6        7          8          9         10        11
------------------------------------------------------------------------------------------------------------------------------------
        0        1.0000    .9933     .9867   .9800     .9733     .9667     .9600     .9533      .9467      .9400     .9333    .9267
        1        .9200     .9133     .9067   .9000     .8933     .8867     .8800     .8733      .8667      .8600     .8533    .8467
        2        .8400     .8333     .8267   .8200     .8133     .8067     .8000     .7933      .7867      .7800     .7733    .7667
        3        .7600     .7533     .7467   .7400     .7333     .7267     .7200     .7133      .7067      .7000     .6933    .6867
        4        .6800     .6733     .6667   .6600     .6533     .6467     .6400     .6333      .6267      .6200     .6133    .6067
        5        .6000     .5967     .5933   .5900     .5867     .5833     .5800     .5767      .5733      .5700     .5667    .5633
        6        .5600     .5567     .5533   .5500     .5467     .5433     .5400     .5367      .5333      .5300     .5267    .5233
        7        .5200     .5167     .5133   .5100     .5067     .5033     .5000     .4967      .4933      .4900     .4867    .4833
        8        .4800     .4767     .4733   .4700     .4667     .4633     .4600     .4567      .4533      .4500     .4467    .4433
        9        .4400     .4367     .4333   .4300     .4267     .4233     .4200     .4167      .4133      .4100     .4067    .4033
       10        .4000




                                       B-7
               U.S. Trust Corporation Employees' Retirement Plan
   Extended Early Retirement Reduction Factors For Terminated Vested Members



  Age               Factor                              Age              Factor
   20               0.0232                               38              0.0866
   21               0.0249                               39              0.0935
   22               0.0268                               40              0.1010
   23               0.0287                               41              0.1092
   24               0.0309                               42              0.1182
   25               0.0332                               43              0.1280
   26               0.0356                               44              0.1386
   27               0.0383                               45              0.1503
   28               0.0412                               46              0.1631
   29               0.0443                               47              0.1772
   30               0.0476                               48              0.1927
   31               0.0513                               49              0.2097
   32               0.0552                               50              0.2285
   33               0.0594                               51              0.2492
   34               0.0640                               52              0.2722
   35               0.0690                               53              0.2977
   36               0.0744                               54              0.3260
   37               0.0802                               55              0.4000

                                      C-1
                                 APPENDIX B


              U.S. TRUST CORPORATION EMPLOYEES' RETIREMENT PLAN


                 PARTICIPATING COMPANIES AS OF NOVEMBER 2001


     U.S. Trust Corporation
     United States Trust Co. International Corp.
     United States Trust Company of New York
     U.S. Trust Mortgage Service Company
     U.S. Trust Company of Delaware
     U.S. Trust Company, National Association
     U.S. Trust Company of New Jersey
     UST Fiduciary Services Ltd.
     UST Financial Services Corp.
     UST Securities Corporation
     U.S. Trust Company of Texas, National Association
     U.S. Trust Company of Florida Savings Bank
     U.S. Trust Company
     U.S. Trust Technology and Support Services, Inc.
     CTC Consulting, Inc.
     U.S. Trust Company of North Carolina


                                                  SUMMARY OF BENEFIT PROVISIONS RELATING TO
                                                         MERGERS AND ACQUISITIONS


                                      Prior Service counts as      Prior Service counts as        Prior Service counts as
Acquisition                              Credited Service?             Vesting Service?             Eligibility Service
Capital Trust Company                           No                          Yes(c)                          Yes
McMurrey                                        No                            No                             No
Maier & Siebel                                  No                       Yes(a); (c)                       Yes(a)
Wood Island                                     No                       Yes(a); (c)                       Yes(a)
Radnor                                          No                       Yes(a); (c)                       Yes(a)
North Carolina Trust                            No                            No                             No
Charles Schwab (as defined in                   No                       Yes(b); (c)                       Yes(b)
Section 2.6)
Resource Companies, Inc.                        No                          Yes(c)                          Yes


          (a) This provision is not contained in the purchase agreement but was agreed to during final negotiations.
          (b) This provision applies only to Employees who transfer employment directly to a Participating Company.
          (c) Vesting Service is used in the calculation of the Rule of 80.